Exhibit (99)(b)

WACHOVIA THIRD QUARTER 2007

QUARTERLY EARNINGS REPORT

OCTOBER 19, 2007

READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS FOR THE QUARTER ENDED JUNE 30, 2007, PRESENTED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), WHICH MAY BE FOUND IN WACHOVIA’S SECOND QUARTER REPORT ON FORM 10-Q.

ALL NARRATIVE COMPARISONS ARE WITH SECOND QUARTER 2007 UNLESS OTHERWISE NOTED.

THE INFORMATION CONTAINED HEREIN INCLUDES CERTAIN NON-GAAP FINANCIAL MEASURES. PLEASE REFER TO PAGES 41-45 FOR AN IMPORTANT EXPLANATION OF OUR USE OF NON-GAAP MEASURES AND RECONCILIATION OF THOSE NON-GAAP MEASURES TO GAAP.

Wachovia 3Q07 Quarterly Earnings Report

EXPLANATION OF “COMBINED” RESULTS

CERTAIN TABLES AND NARRATIVE COMPARISONS IN THIS QUARTERLY EARNINGS REPORT INCLUDE REFERENCES TO “COMBINED” RESULTS FOR THIRD QUARTER 2006 AND EARLIER PERIODS. “COMBINED” RESULTS FOR THE THIRD QUARTER OF 2006 AND PRIOR QUARTERS REPRESENT WACHOVIA’S ACTUAL RESULTS PLUS THE ACTUAL RESULTS OF GOLDEN WEST. “COMBINED” RESULTS INCLUDE PURCHASE ACCOUNTING ADJUSTMENTS (PAA) AS OF THE ACTUAL CLOSING DATE OF OCTOBER 1, 2006. “COMBINED” RESULTS FOR PRIOR PERIODS INCLUDE AMORTIZATION/ACCRETION BASED ON PRELIMINARY FAIR VALUE PURCHASE ACCOUNTING ADJUSTMENTS FOR SECURITIES, LOANS, PREMISES AND EQUIPMENT, DEPOSITS, LONG-TERM DEBT AND DEPOSIT BASE INTANGIBLE (DBI). IN ADDITION, “COMBINED” RESULTS ALSO INCLUDE A “FUNDING COST” THAT REPRESENTS INTEREST EXPENSE CALCULATED AT A RATE OF 5.35% ON THE CASH PORTION OF THE PURCHASE PRICE AND MERGER-RELATED AND RESTRUCTURING EXPENSES. READERS SHOULD NOTE THAT SUCH PURCHASE ACCOUNTING ADJUSTMENTS AND FUNDING COSTS MAY HAVE BEEN DIFFERENT IF THE MERGER HAD BEEN COMPLETED IN PRIOR PERIODS, ALTHOUGH FOR PURPOSES OF PRESENTING THE “COMBINED” RESULTS WE HAVE ASSUMED THEY WERE NOT DIFFERENT.

THE “COMBINED” RESULTS ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THE PRESENTATION OF RESULTS ON THIS “COMBINED” BASIS IS NOT A PRESENTATION THAT CONFORMS WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, WHICH MAY BE FOUND IN EXHIBIT (99)(C) TO WACHOVIA’S CURRENT REPORT ON FORM 8-K, FILED ON OCTOBER 19, 2007. ALL NARRATIVE COMPARISONS ARE TO WACHOVIA-ONLY RESULTS FOR PRIOR PERIODS UNLESS OTHERWISE NOTED. SEE ALSO “SUPPLEMENTAL ILLUSTRATIVE COMBINED INFORMATION” ON PAGE 46 FOR A FURTHER DISCUSSION REGARDING THE “COMBINED” PRESENTATION.

ALL NARRATIVE COMPARISONS OF “COMBINED” RESULTS PERTAIN TO 3Q07 REPORTED RESULTS VERSUS 3Q06 “COMBINED” RESULTS UNLESS OTHERWISE NOTED.

FOR EASE OF USE, COMMENTS PERTAINING TO AS REPORTED OR ACTUAL RESULTS ARE PRESENTED IN BOLD TYPE.

“COMBINED” SUMMARY

3Q06:	REPORTED RESULTS PLUS GOLDEN WEST’S RESULTS PLUS THREE MONTHS OF PAA AND DBI ACCRETION/AMORTIZATION AND FUNDING COSTS.

Page - 1

Wachovia 3Q07 Quarterly Earnings Report

THIRD QUARTER 2007 FINANCIAL HIGHLIGHTS

3Q07 vs. 2Q07

•	Earnings of $ 1.7 billion down 28% and 10% from 3Q06; EPS of $0.89 down 27% and 24% from 3Q06

—	Excluding net merger-related and restructuring expenses, EPS of $0.90 down 27% and 24% from 3Q06

•	Underlying momentum in traditional banking businesses masked by significant fixed income market disruption largely reflected in the Corporate and Investment Bank and Capital Management

	3Q07 Segment Earnings
	vs. 2Q07	vs. 3Q06	% of Total
General Bank	3%	33	76%
Wealth Management	(12)	(9)	4
Corporate & Investment Bank	(86)	(80)	6
Corporate Lending	4	6
Treasury and Trade Finance	21	(3)
Investment Banking	n.m.	n.m.
Capital Management	(5)	19	14
Retail Brokerage	6	21
Asset Management	(60)%	—		%

•	Revenues of $7.3 billion declined 16% from record 2Q07 and rose 4% from 3Q06; down 12% from Combined 3Q06

—	Net interest income up 2% despite modest margin decline of 2 bps to 2.92%

•	Results reflect the benefit of a $22.8 billion increase in earning assets and improving loan spreads, and the shift in deposits into lower spread categories

—	Fee income decreased $1.4 billion largely on lower market valuations reflecting the market disruption despite strong principal investing results, service charges and fiduciary and asset management fees

—	Results include a benefit of $249 million after-tax due to correction of errors primarily relating to earlier periods in 2007 that are immaterial to 3Q07 and prior periods

•	Other noninterest expense decreased $475 million, or 10%, driven by substantially lower salaries and benefits expense largely reflecting lower revenue-based incentives and overall expense discipline

•	Average loans up 2% and 53% from 3Q06; up 6% from Combined 3Q06

—	Reflects commercial loan growth of 6% somewhat offset by a modest decline in consumer loans reflecting loan sale and securitization activity, which masked organic growth of 2%

•	Average core deposits were relatively stable and grew 30% from 3Q06; up 6% from Combined 3Q06

—	Strong momentum in CDs and money market as well as strong DDA sales

•	Nonperforming assets increased $881 million, to $3.0 billion or 63 bps of loans

•	Net charge-offs of $206 million, or 19 bps of loans, reflecting higher losses in auto and consumer real estate

•	Provision expense of $408 million

•	Effective tax rate of 28.80% largely reflects lower income levels

•	Estimated tangible capital ratio of 4.6% and leverage ratio of 6.1%; repurchased 4 million shares during the quarter

•	A.G. Edwards acquisition closed on October 1; integration on track; first World Savings system conversion successfully completed in Western region

Page - 2

Wachovia 3Q07 Quarterly Earnings Report

Market Disruption-Related Losses

Market Disruption-Related Losses, Net

	Third Quarter 2007
(Pre-tax dollars in millions)	Trading profits (losses)	Securities gains (losses)	Loans held for sale/ other income	Total
Corporate and Investment Bank
Commercial mortgage	$(116)	—	(372)	(488)
Leveraged finance	62	—	(334)	(272)
CDO/CLO and other structured credit products	(438)	—	—	(438)
Consumer mortgage	(62)	—	(41)	(103)
Capital Management
Asset-backed commercial paper	—	(40)	—	(40)

Total	$(554)	(40)	(747)	(1,341)

•	Commercial mortgage losses of $488 million largely relate to valuation losses on commitments, warehouses and trading positions

—	Commercial mortgage warehouse positions relatively flat as reductions in domestic fixed-rate loans were largely offset by higher variable-rate loans

—	New origination volumes and outstanding commitments down significantly from 2Q07 levels

•	Leveraged Finance exposure of $11.1 billion included $10.4 billion of unfunded commitments

•	CDO/CLO and other structured credit products losses of $438 million largely relating to warehouse positions

—	Includes $347 million loss directly related to subprime mortgage investments; the vast majority in AAA rated securities

—	CDO/CLO warehouse exposures down significantly from 2Q07 levels

•	Asset-backed commercial paper losses of $40 million relating to paper purchased from Evergreen money market funds; underlying assets performing as expected

Page - 3

Wachovia 3Q07 Quarterly Earnings Report

Earnings Reconciliation

Earnings Reconciliation

	2007						2006				3Q07 EPS
	Third Quarter		Second Quarter		First Quarter		Fourth Quarter		Third Quarter		vs 2Q07	vs 3Q06
(After-tax in millions, except per share data)	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS
Net income (GAAP)	$1,690	0.89	2,341	1.22	2,302	1.20	2,301	1.20	1,877	1.17	(27)%	(24)
Net merger-related and restructuring expenses	22	0.01	20	0.01	6	—	29	0.01	25	0.02	—	(50)

Earnings excluding merger-related and restructuring expenses	1,712	0.90	2,361	1.23	2,308	1.20	2,330	1.21	1,902	1.19	(27)	(24)
Discontinued operations, net of income taxes	—	—	—	—	—	—	(46)	(0.02)	—	—	—	—

Earnings excluding merger-related and restructuring expenses, and discontinued operations	1,712	0.90	2,361	1.23	2,308	1.20	2,284	1.19	1,902	1.19	(27)	(24)
Deposit base and other intangible amortization	60	0.03	66	0.04	76	0.04	90	0.05	59	0.04	(25)	(25)

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	$1,772	0.93	2,427	1.27	2,384	1.24	2,374	1.24	1,961	1.23	(27)%	(24)

KEY POINTS

•

Expect remaining intangible amortization in 4Q07 of $0.03 per share (excluding the impact from the A.G. Edwards transaction, which closed on October 1) based on 3Q07 average diluted shares outstanding of 1,910 million

Page - 4

Wachovia 3Q07 Quarterly Earnings Report

Summary Results

Earnings Summary

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06	Combined
(In millions, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter			3Q06	3Q07 vs 3Q06
Net interest income (Tax-equivalent)	$4,584	4,487	4,537	4,612	3,578	2%	28	$4,479	2%
Fee and other income	2,761	4,206	3,701	3,980	3,465	(34)	(20)	3,866	(29)

Total revenue (Tax-equivalent)	7,345	8,693	8,238	8,592	7,043	(16)	4	8,345	(12)
Provision for credit losses	408	179	177	206	108	—	—	109	—
Other noninterest expense	4,246	4,721	4,460	4,741	3,915	(10)	8	4,580	(7)
Merger-related and restructuring expenses	36	32	10	49	38	13	(5)	61	(41)
Other intangible amortization	92	103	118	141	92	(11)	—	130	(29)

Total noninterest expense	4,374	4,856	4,588	4,931	4,045	(10)	8	4,771	(8)
Minority interest in income of consolidated subsidiaries	189	139	136	125	104	36	82	104	82

Income from continuing operations before income taxes (Tax-equivalent)	2,374	3,519	3,337	3,330	2,786	(33)	(15)	3,361	(29)
Income taxes (Tax-equivalent)	684	1,178	1,035	1,075	909	(42)	(25)	1,017	(33)

Income from continuing operations	1,690	2,341	2,302	2,255	1,877	(28)	(10)	2,344	(28)
Discontinued operations, net of income taxes	—	—	—	46	—	—	—	—	—

Net income	$1,690	2,341	2,302	2,301	1,877	(28)%	(10)	$2,344	(28)%

Diluted earnings per common share from continuing operations	$0.89	1.22	1.20	1.18	1.17	(27)%	(24)
Diluted earnings per common share based on net income	$0.89	1.22	1.20	1.20	1.17	(27)	(24)
Dividend payout ratio on common shares	71.91%	45.90	46.67	46.67	47.86	—	—
Return on average common stockholders’ equity	9.60	13.54	13.47	13.09	14.85	—	—
Return on average assets	0.92	1.33	1.35	1.31	1.34	—	—
Overhead efficiency ratio (Tax-equivalent)	59.55%	55.85	55.70	57.38	57.44	—	—	57.18%	—
Operating leverage (Tax-equivalent)	$(868)	189	(13)	665	1	—%	—

KEY POINTS

•

Net interest income increased $97 million, or 2%, as the benefit of strong earning asset growth of $22.8 billion, improving loan spreads and a $39 million benefit from the reversal of amortization of deferred loan costs incorrectly recorded earlier in 2007, were somewhat offset by the continued shift to lower spread deposits, increased liquidity levels in response to the market disruption, and higher funding costs; up 28% from 3Q06 driven by the addition of Golden West

(See Appendix, pages 19 - 21 for further detail)

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Wachovia 3Q07 Quarterly Earnings Report

Other Financial Measures

Performance Highlights

	2007			2006		3Q07 vs 2Q07		3Q07 vs 3Q06
(Dollars in millions, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Earnings excluding merger-related and restructuring expenses, and discontinued operations (a)(b)
Net income	$1,712	2,361	2,308	2,284	1,902	(27	) %	(10)
Return on average assets	0.93%	1.34	1.35	1.30	1.36	—		—
Return on average common stockholders’ equity	9.72	13.66	13.50	12.98	15.02	—		—
Overhead efficiency ratio (Tax-equivalent)	59.07	55.48	55.57	56.81	56.90	—		—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	55.93%	51.79	52.39	53.61	53.42	—		—
Operating leverage (Tax-equivalent)	$(864)	210	(51)	675	16	—%		—

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations (a)(b)
Net income	$1,772	2,427	2,384	2,374	1,961	(27	) %	(10)
Dividend payout ratio on common shares	68.82%	44.09	45.16	45.16	45.53	—		—
Return on average tangible assets	1.02	1.47	1.49	1.43	1.47	—		—
Return on average tangible common stockholders’ equity	23.67	33.57	33.27	31.58	30.79	—		—
Overhead efficiency ratio (Tax-equivalent)	57.83	54.29	54.15	55.17	55.60	—		—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	54.39%	50.37	50.67	51.67	51.85	—		—
Operating leverage (Tax-equivalent)	$(876)	197	(75)	725	8	—%		—

Other financial data
Net interest margin	2.92%	2.94	3.04	3.09	3.03	—		—
Fee and other income as % of total revenue	37.59	48.38	44.93	46.32	49.20	—		—
Effective tax rate (c)	27.80	32.78	30.22	31.74	31.71	—		—
Effective tax rate (Tax-equivalent) (c) (d)	28.80%	33.51	30.99	32.46	32.61	—		—

Asset quality
Allowance for loan losses as % of loans, net	0.78%	0.79	0.80	0.80	1.03	—		—
Allowance for loan losses as % of nonperforming assets	120	164	194	246	396	—		—
Allowance for credit losses as % of loans, net	0.82	0.83	0.84	0.84	1.09	—		—
Net charge-offs as % of average loans, net	0.19	0.14	0.15	0.14	0.16	—		—
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	0.63%	0.47	0.40	0.32	0.26	—		—

Capital adequacy
Tier 1 capital ratio (e)	7.2%	7.5	7.4	7.4	7.7	—		—
Tangible capital ratio (including FAS 115/133/158)	4.2	4.3	4.4	4.5	4.9	—		—
Tangible capital ratio (excluding FAS 115/133/158)	4.6	4.7	4.7	4.8	5.1	—		—
Leverage ratio (e)	6.1%	6.2	6.1	6.0	6.6	—		—

Other
Average diluted common shares (In millions)	1,910	1,919	1,925	1,922	1,600	—%		19
Actual common shares (In millions)	1,901	1,903	1,913	1,904	1,581	—		20
Dividends paid per common share	$0.64	0.56	0.56	0.56	0.56	14		14
Book value per common share	36.94	36.40	36.47	36.61	32.37	1		14
Common stock price	50.15	51.25	55.05	56.95	55.80	(2)		(10)
Market capitalization	$95,326	97,530	105,330	108,443	88,231	(2)		8
Common stock price to book value	136%	141	151	156	172	(4)		(21)
FTE employees	109,724	110,493	110,369	109,460	97,060	(1)		13
Total financial centers/brokerage offices	4,167	4,135	4,167	4,126	3,870	1		8
ATMs	5,123	5,099	5,146	5,212	5,163	—%		(1)

(a)	See tables on page 4, and on pages 41 through 45 for reconciliation to earnings prepared in accordance with GAAP.
(b)	See page 5 for the most directly comparable GAAP financial measure and pages 41 through 45 for reconciliation to earnings prepared in accordance with GAAP.
(c)	4Q06 includes taxes on discontinued operations.
(d)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.
(e)	The third quarter of 2007 is based on estimates.

KEY POINTS

•	Cash overhead efficiency ratio of 57.83%

•

Net interest margin of 2.92%, down 2 bps, largely reflecting strong earning asset growth, including short-term investments resulting from funding retained for liquidity purposes in response to the market disruption, and higher levels of wholesale spreads; the reversal of deferred loan cost amortization also benefited the margin 2 bps

•	Effective tax rate of 28.80% reflects lower earnings as well as the impact of increased international activity

•	Estimated tangible capital ratio of 4.6%

•

Average diluted shares down 9 million reflecting the net effect of employee stock option and restricted share activity, 3Q07 repurchases of 4 million shares at an average cost of $48.07 per share and the effect of 2Q07 repurchases

•	FTEs declined by 769

(See Appendix, pages 17 - 24 for further detail)

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Wachovia 3Q07 Quarterly Earnings Report

Loan and Deposit Growth

Average Balance Sheet Data

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06	Combined
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter			3Q06	3Q07 vs 3Q06
Assets
Trading assets	$38,737	35,165	29,681	31,069	31,160	10%	24	$31,160	24%
Securities	111,424	108,433	108,071	108,543	122,152	3	(9)	122,976	(9)
Commercial loans, net
General Bank	65,873	64,497	62,791	61,009	59,366	2	11	59,497	11
Corporate and Investment Bank	82,877	76,649	73,208	72,510	70,734	8	17	70,734	17
Other	25,922	24,366	21,289	20,787	20,466	6	27	20,774	25

Total commercial loans, net	174,672	165,512	157,288	154,306	150,566	6	16	151,005	16
Consumer loans, net	255,129	255,745	257,973	258,255	130,544	—	95	253,311	1

Total loans, net	429,801	421,257	415,261	412,561	281,110	2	53	404,316	6

Loans held for sale	20,209	17,644	16,748	11,928	12,130	15	67	12,278	65
Other earning assets (a)	28,602	23,479	23,902	32,792	25,587	22	12	29,226	(2)

Total earning assets	628,773	605,978	593,663	596,893	472,139	4	33	599,956	5
Cash	11,134	11,533	12,260	12,418	11,973	(3)	(7)	12,421	(10)
Other assets	89,097	87,262	85,106	89,376	71,052	2	25	86,600	3

Total assets	$729,004	704,773	691,029	698,687	555,164	3%	31	$698,977	4%

Liabilities and Stockholders’ Equity
Core interest-bearing deposits	$320,729	316,223	308,294	299,402	227,674	1%	41	$292,155	10%
Foreign and other time deposits	37,098	29,922	29,836	32,953	35,133	24	6	35,147	6

Total interest-bearing deposits	357,827	346,145	338,130	332,355	262,807	3	36	327,302	9
Short-term borrowings	65,346	58,020	55,669	65,239	71,030	13	(8)	76,549	(15)
Long-term debt	151,226	143,504	141,979	139,364	80,726	5	87	135,722	11

Total interest-bearing liabilities	574,399	547,669	535,778	536,958	414,563	5	39	539,573	6
Noninterest-bearing deposits	58,280	62,273	60,976	63,025	63,553	(6)	(8)	63,728	(9)
Other liabilities	26,468	25,514	24,955	28,979	26,905	4	(2)	27,170	(3)

Total liabilities	659,147	635,456	621,709	628,962	505,021	4	31	630,471	5
Stockholders’ equity	69,857	69,317	69,320	69,725	50,143	1	39	68,506	2

Total liabilities and stockholders’ equity	$729,004	704,773	691,029	698,687	555,164	3%	31	$698,977	4%

(a) Includes interest-bearing bank balances, federal funds sold and securities purchased under resale agreements.
Memoranda
Low-cost core deposits	$256,535	257,812	253,008	250,569	238,875	—%	7	$251,487	2%
Other core deposits	122,474	120,684	116,262	111,858	52,352	1	—	104,396	17

Total core deposits	$379,009	378,496	369,270	362,427	291,227	—%	30	$355,883	6%

KEY POINTS

•	Trading assets increased $3.6 billion, or 10%, largely reflecting growth in structured product warehouses

•

Securities up $3.0 billion, or 3% on the effect of investing excess liquidity in overnight commercial paper; down 9% from Combined 3Q06 on the sale of $13.2 billion of securities relating to Golden West

•

Commercial loans increased $9.2 billion, or 6%, on strength in large corporate, foreign, middle-market and business banking, and commercial real estate portfolios; period-end commercial loans up $14.2 billion

•

Consumer loans decreased $616 million as a $1.3 billion increase in real estate was more than offset by the transfer of $2.0 billion of student loans and $1.6 billion of credit card loans to held for sale; increased $124.6 billion from 3Q06 driven by the addition of Golden West; period-end consumer loans up $5.9 billion

—	Consumer loans up 1% from Combined 3Q06 as underlying growth of 6% was offset by the $13.8 billion average effect of securitization/sale activity

•

Loans held for sale up $2.6 billion largely on the transfer of $2.0 billion of student loans and $1.6 billion of credit card loans; securitized/sold $11.6 billion and originated $13.0 billion of loans into held for sale during the quarter

—	Period-end loans held for sale of $21.4 billion

•	Other earning assets up $5.1 billion reflecting higher liquidity levels in interest-bearing bank balances and fed funds sold

•	Short-term borrowings up $7.3 billion, or 13%, and long-term debt up $7.7 billion, or 5%, reflecting significantly increased liquidity profile in response to market disruption

•

Core deposits increased $513 million, as growth in retail CDs, money market and foreign was somewhat offset by declines in DDA and savings; up 30% from 3Q06 driven by the impact of Golden West; Core deposits up $23.1 billion, or 6%, from Combined 3Q06

—	Results reflect a $3.6 billion sweep of commercial DDAs to money market which had no effect on net interest income; non-sweep average DDAs relatively stable

(See Appendix, pages 19 - 21 for further detail)

Page - 7

Wachovia 3Q07 Quarterly Earnings Report

Fee and Other Income

Fee and Other Income

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06	Combined
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter			3Q06	3Q07 vs 3Q06
Service charges	$689	667	614	646	638	3%	8	$640	8%
Other banking fees	437	504	416	452	427	(13)	2	449	(3)
Commissions	600	649	659	633	562	(8)	7	568	6
Fiduciary and asset management fees	993	981	920	856	823	1	21	823	21
Advisory, underwriting and other investment banking fees	393	454	407	433	292	(13)	35	292	35
Trading account profits (losses)	(437)	195	128	29	123	—	—	123	—
Principal investing	372	298	48	142	91	25	—	91	—
Securities gains (losses)	(34)	23	53	47	94	—	—	462	—
Other income	(252)	435	456	742	415	—	—	418	—

Total fee and other income	$2,761	4,206	3,701	3,980	3,465	(34)%	(20)	$3,866	(29)%

KEY POINTS

•

Fee and other income down 34% and 20% from 3Q06 driven by significant market disruption in fixed income and other market-related fees which more than offset growth in principal investing, service charges, and fiduciary and asset management fees

•	Service charges up 3%; rose 8% from 3Q06

—	Consumer service charges up 5%

—	Commercial service charges relatively stable with strong 2Q07 levels

•

Other banking fees down 13% as a 5% increase in interchange and other banking fees was more than offset by lower mortgage banking income as mortgage servicing rights valuations decreased $85 million to a loss of $31 million from a gain of $54 million in 2Q07 (related hedging gains reflected in other income); up 2% from 3Q06

—	Down 3% from Combined 3Q06 as higher interchange fees were more than offset by lower mortgage banking income including the effect of the HomEq divestiture

•	Commissions decreased $49 million on a $30 million decline in brokerage, largely due to lower equity syndicate activity, and a $19 million decline in insurance; increased 7% from 3Q06

•	Fiduciary and asset management fees grew 1% driven by growth in retail brokerage managed account fees and trust fees

•	Advisory, underwriting and other investment banking fees decreased 13% on weakness in high grade, equities and loan syndications, somewhat offset by improvement in structured credit products

—	Up 35% from 3Q06 driven by structured products, M&A and equities

•

Trading account results declined $632 million largely reflecting significant market valuation losses in structured products and high yield relating to the market disruption somewhat offset by a $232 million gain relating to a correction of a 2Q07 error in application of hedge accounting on certain variable rate demand deposits as well as improvement in high grade and equity

•	Principal investing net gains of $372 million rose $74 million as a $270 million unrealized gain was somewhat offset by lower results in the public portfolio; up $281 million from 3Q06

•	Securities losses of $34 million included a $40 million valuation loss associated with the purchase of certain asset- backed commercial paper from Evergreen money market funds

•

Other income decreased $687 million as a $523 million reduction relating to commercial mortgage-related sale/securitization activity and a $334 million valuation loss on leveraged finance commitments were somewhat offset by a $79 million increase in certain credit-related hedge gains, and a $50 million improvement in consumer loan-related sale/securitization activity largely relating to mortgage servicing rights hedging gains, and a $37 million gain relating to a correction of prior period hedge accounting ineffectiveness

(See Appendix, pages 22-23 for further detail)

Page - 8

Wachovia 3Q07 Quarterly Earnings Report

Noninterest Expense

Noninterest Expense

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06	Combined
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter			3Q06	3Q07 vs 3Q06
Salaries and employee benefits	$2,628	3,122	2,972	3,023	2,531	(16)%	4	$2,737	(4)%
Occupancy	325	331	312	323	284	(2)	14	304	7
Equipment	283	309	307	314	291	(8)	(3)	313	(10)
Advertising	62	70	61	47	54	(11)	15	60	3
Communications and supplies	175	180	173	166	158	(3)	11	173	1
Professional and consulting fees	196	209	177	239	200	(6)	(2)	208	(6)
Sundry expense	577	500	458	629	397	15	45	785	(26)

Other noninterest expense	4,246	4,721	4,460	4,741	3,915	(10)	8	4,580	(7)
Merger-related and restructuring expenses	36	32	10	49	38	13	(5)	61	(41)
Other intangible amortization	92	103	118	141	92	(11)	—	130	(29)

Total noninterest expense	$4,374	4,856	4,588	4,931	4,045	(10)%	8	$4,771	(8)%

KEY POINTS

•	Other noninterest expense decreased 10% driven by lower salaries and employee benefits expense and declines in virtually all categories

—	3Q07 results include $22 million relating to efficiency initiative spending and $40 million associated with growth initiatives including de novo and branch consolidations and Western expansion

•	Salaries and employee benefits expense decreased 16% driven by a $487 million reduction in revenue-based incentives; increased 4% from 3Q06 including the addition of Golden West

—	Down 4% from Combined 3Q06 on lower revenue-based incentives, somewhat offset by increased salaries expense largely relating to growth initiatives

•	Occupancy and equipment expense decreased $32 million

•	Sundry expense rose 15% and included higher legal costs

(See Appendix, page 24 for further detail)

Page - 9

Wachovia 3Q07 Quarterly Earnings Report

General Bank

This segment includes Retail and Small Business, and Commercial.

General Bank

Performance Summary

	2007			2006				Combined
(Dollars in millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	3Q07 vs 2Q07	3Q07 vs 3Q06	3Q06	3Q07 vs 3Q06
Income statement data
Net interest income (Tax-equivalent)	$3,486	3,397	3,425	3,472	2,529	3%	38	$3,446	1%
Fee and other income	969	969	870	956	886	—	9	906	7
Intersegment revenue	45	41	34	37	36	10	25	36	25

Total revenue (Tax-equivalent)	4,500	4,407	4,329	4,465	3,451	2	30	4,388	3
Provision for credit losses	214	160	155	148	120	34	78	120	78
Noninterest expense	2,015	2,035	1,967	1,935	1,621	(1)	24	1,887	7
Income taxes (Tax-equivalent)	828	807	806	869	624	3	33	869	(5)

Segment earnings	$1,443	1,405	1,401	1,513	1,086	3%	33	$1,512	(5)%

Performance and other data
Economic profit	$1,122	1,060	1,067	1,181	870	6%	29	$1,170
Risk adjusted return on capital (RAROC)	49.53%	47.97	49.27	53.03	59.47	—	—	53.17
Economic capital, average	$11,556	11,502	11,305	11,148	7,121	—	62	$11,009
Cash overhead efficiency ratio (Tax-equivalent)	44.75%	46.17	45.45	43.32	46.96	—	—	43.01%	—%
Lending commitments	$131,267	128,440	124,322	119,200	108,562	2	21
Average loans, net	297,295	294,369	291,251	289,589	162,501	1	83	$286,204	4%
Average core deposits	$290,693	290,970	284,402	280,465	208,705	—	39	$273,286	6%
FTE employees	56,605	57,642	56,758	56,076	44,843	(2)%	26

General Bank Key Metrics

	2007			2006
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	3Q07 vs 2Q07	3Q07 vs 3Q06
Customer overall satisfaction score (a)	6.63	6.65	6.63	6.64	6.62	—%	—
New/Lost ratio	1.34	1.29	1.26	1.29	1.30	4	3
Online active customers (In thousands) (b)	4,491	4,322	4,102	3,997	3,833	4	17
Financial centers	3,381	3,361	3,399	3,375	3,133	1%	8

(a)	Gallup survey measured on a 1-7 scale; 6.4 = “best in class”.
(b)	Retail and small business.

SEGMENT EARNINGS OF $1.4 BILLION, UP 3% AND 33% FROM 3Q06

•	Revenue of $4.5 billion rose 2%; up 30% from 3Q06 driven by Golden West and strong loan and deposit growth; up 3% from Combined 3Q06

—	Net interest income increased $89 million, or 3%, reflecting loan growth as well as the benefit of improving loan and deposit spreads

—	Fees were stable as strength in service charges and interchange fees was offset by lower mortgage banking income as well as lower branch sale gains

•	Expenses down $20 million, or 1%, driven by lower revenue-based incentives and salaries expense, and overall expense discipline, partially offset by higher loan costs

—	Reflects $19 million due to de novo and branch consolidation costs and $21 million relating to Western expansion

•	Average loans up 1% and up 83% from 3Q06 reflecting merger activity; loans up 4% from Combined 3Q06

—	Commercial loans up 2% driven by growth in middle-market and business banking

—	Consumer loans relatively stable, up $1.6 billion, as growth in auto, consumer real estate and credit card was largely offset by the effect of the 2Q07 quarter-end transfer of $2.0 billion of student loans to held for sale

•

Average core deposits were relatively stable, as strength in CDs and money market was modestly offset by declines in savings and DDA and up 39% from 3Q06 reflecting merger activity; up 6% from Combined 3Q06

—	Retail net new checking account sales of 255,000, including 20,500 in World Savings network, compared with 37,000 in 2Q07

•	Opened 37 de novo branches during the quarter; including 7 branches in California; consolidated 17 branches

•	First World Savings Western system conversion successfully completed; 214 branches converted

(See Appendix, pages 26 - 28 for further discussion of business unit results)

Page - 10

Wachovia 3Q07 Quarterly Earnings Report

Wealth Management

Wealth Management

Performance Summary

	2007			2006
(Dollars in millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	3Q07 vs 2Q07	3Q07 vs 3Q06
Income statement data
Net interest income (Tax-equivalent)	$183	181	179	178	176	1%	4
Fee and other income	185	202	196	200	197	(8)	(6)
Intersegment revenue	4	3	3	4	3	—	—

Total revenue (Tax-equivalent)	372	386	378	382	376	(4)	(1)
Provision for credit losses	6	2	1	—	2	—	—
Noninterest expense	252	255	258	252	249	(1)	1
Income taxes (Tax-equivalent)	42	47	43	47	46	(11)	(9)

Segment earnings	$72	82	76	83	79	(12)%	(9)

Performance and other data
Economic profit	$53	60	55	61	58	(12)%	(9)
Risk adjusted return on capital (RAROC)	42.88%	48.28	46.11	49.01	48.17	—	—
Economic capital, average	$650	654	630	633	626	(1)	4
Cash overhead efficiency ratio (Tax-equivalent)	67.87%	65.89	68.19	65.92	66.34	—	—
Lending commitments	$7,007	6,892	6,686	6,504	6,481	2	8
Average loans, net	21,492	21,047	20,310	19,729	19,237	2	12
Average core deposits	$16,638	17,028	17,018	16,999	16,312	(2)	2
FTE employees	4,547	4,580	4,589	4,675	4,716	(1)%	(4)

Wealth Management Key Metrics
	2007			2006
(Dollars in millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	3Q07 vs 2Q07	3Q07 vs 3Q06
Investment assets under administration	$147,771	148,384	139,208	146,751	141,447	—%	4
Assets under management (a)	$82,801	79,329	76,214	75,297	72,397	4	14
Wealth Management advisors	1,109	1,113	1,100	1,111	1,122	—%	(1)

(a)	Includes $46 billion in assets managed by and reported in Capital Management.

SEGMENT EARNINGS OF $72 MILLION, DOWN 12% AND 9% FROM 3Q06

•	Revenue of $372 million decreased 4%; down 1% from 3Q06

—	Net interest income rose 1% on 2% loan growth

—	Fee and other income decreased 8% from record 2Q07 levels as lower insurance results, largely the result of an $11 million receivables write-off, were somewhat offset by record fiduciary and asset management fees

•	Expenses declined 1% reflecting overall expense discipline; up 1% from 3Q06

•	Assets under management increased 4% and 14% from 3Q06

(See Appendix, page 29 for further discussion of business unit results)

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Wachovia 3Q07 Quarterly Earnings Report

Corporate and investment Bank

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

Corporate and Investment Bank

Performance Summary

	2007			2006
(Dollars in millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	3Q07 vs 2Q07	3Q07 vs 3Q06
Income statement data
Net interest income (Tax-equivalent)	$837	773	715	775	709	8%	18
Fee and other income	21	1,505	1,095	1,363	998	(99)	(98)
Intersegment revenue	(39)	(35)	(30)	(37)	(31)	11	26

Total revenue (Tax-equivalent)	819	2,243	1,780	2,101	1,676	(63)	(51)
Provision for credit losses	1	(2)	6	3	(4)	—	—
Noninterest expense	655	1,068	949	1,043	840	(39)	(22)
Income taxes (Tax-equivalent)	58	431	301	385	307	(87)	(81)

Segment earnings	$105	746	524	670	533	(86)%	(80)

Performance and other data
Economic profit (loss)	$(224)	456	258	396	270	—%	—
Risk adjusted return on capital (RAROC)	2.03%	31.48	23.45	29.79	24.50	—	—
Economic capital, average	$9,897	8,927	8,395	8,377	7,921	11	25
Cash overhead efficiency ratio (Tax-equivalent)	79.75%	47.64	53.33	49.65	50.09	—	—
Lending commitments	$138,239	132,768	127,100	127,401	121,963	4	13
Average loans, net	82,942	76,718	73,350	72,689	70,901	8	17
Average core deposits	$37,040	36,520	34,035	32,340	31,576	1	17
FTE employees	6,293	6,434	6,220	6,305	6,317	(2)%	—

Corporate and Investment Bank

Sub-segment Revenue

	2007			2006
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	3Q07 vs 2Q07	3Q07 vs 3Q06
Investment Banking	$(43)	1,403	971	1,269	869	—%	—
Corporate Lending	587	579	557	567	543	1	8
Treasury and International Trade Finance	275	261	252	265	264	5	4

Total revenue (Tax-equivalent)	$819	2,243	1,780	2,101	1,676	(63)%	(51)

Memoranda
Total net trading revenue (Tax-equivalent)	$(399)	301	219	182	225	—%	—

SEGMENT EARNINGS OF $105 MILLION, DOWN 86% AND 80% FROM 3Q06

•	Revenue of $819 million decreased $1.4 billion and $857 million from 3Q06

—	Net interest income up $64 million, or 8%, on very strong loan growth and higher structured product warehouse balances

—	Fee and other income decreased $1.5 billion as strong principal investing results were more than offset by the effects of lower market valuations in structured products and leveraged finance and lower overall market activity

•	Net market disruption related valuation losses totaled $1.3 billion

•	Principal investing results largely reflect a $270 million unrealized gain somewhat offset by lower valuations on the public portfolio

•	Expenses decreased 39% driven by lower revenue-based incentives and other expense reductions; down 22% from 3Q06

•	Average loans rose 8% on strength in large corporate lending, international trade finance, real estate capital markets and asset-based lending; up 17% from 3Q06

•	Average core deposits grew 1%; up 17% from 3Q06

(See Appendix, pages 30 - 33 for further discussion of business unit results)

Page - 12

Wachovia 3Q07 Quarterly Earnings Report

Capital Management

This segment includes Asset Management and Retail Brokerage Services.

Capital Management

Performance Summary

	2007			2006
(Dollars in millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	3Q07 vs 2Q07	3Q07 vs 3Q06
Income statement data
Net interest income (Tax-equivalent)	$271	264	262	258	253	3%	7
Fee and other income	1,408	1,502	1,444	1,340	1,217	(6)	16
Intersegment revenue	(8)	(11)	(8)	(8)	(8)	27	—

Total revenue (Tax-equivalent)	1,671	1,755	1,698	1,590	1,462	(5)	14
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	1,238	1,296	1,236	1,200	1,097	(4)	13
Income taxes (Tax-equivalent)	158	168	168	143	133	(6)	19

Segment earnings	$275	291	294	247	232	(5)%	19

Performance and other data
Economic profit	$232	247	250	205	193	(6)%	20
Risk adjusted return on capital (RAROC)	69.89%	72.32	74.68	65.02	65.28	—	—
Economic capital, average	$1,560	1,615	1,594	1,507	1,412	(3)	10
Cash overhead efficiency ratio (Tax-equivalent)	74.08%	73.85	72.77	75.53	74.98	—	—
Lending commitments	$980	1,072	892	803	831	(9)	18
Average loans, net	2,142	1,663	1,554	1,419	1,235	29	73
Average core deposits	$31,489	31,221	31,683	30,100	30,114	1	5
FTE employees	17,916	17,916	17,713	17,523	17,297	—%	4

Capital Management Key Metrics
	2007			2006
(Dollars in billions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	3Q07 vs 2Q07	3Q07 vs 3Q06
Equity assets	$84.7	85.3	107.1	103.6	96.4	(1)%	(12)
Fixed income assets	137.6	135.1	143.2	114.0	106.7	2	29
Money market assets	63.1	61.1	64.3	61.2	49.7	3	27

Total assets under management (a)	285.4	281.5	314.6	278.8	252.8	1	13

Gross fluctuating mutual fund sales	$2.0	2.7	3.7	3.0	2.0	(26)	—

Full-service financial advisors series 7	8,391	8,303	8,166	8,091	7,972	1	5
Financial center advisors series 6	2,996	2,531	2,521	2,497	2,477	18	21
Broker client assets	$807.2	795.8	773.0	760.0	729.9	1	11
Customer receivables including margin loans	$4.7	4.8	4.7	4.8	4.9	(2)	(4)
Traditional brokerage offices	786	774	768	751	737	2	7
Banking centers with brokerage services	2,038	1,834	1,850	1,824	1,825	11%	12

(a)	Includes $46 billion in assets managed for Wealth Management, which are also reported in that segment. Beginning in 4Q06, assets under management include assets retained from the divested Corporate and Institutional Trust business, which were reported in the Parent in previous quarters.

SEGMENT EARNINGS OF $275 MILLION, DOWN 5% AND UP 19% FROM 3Q06

•	Revenue of $1.7 billion declined 5%; up 14% from 3Q06

—	Net interest income rose 3% reflecting improved deposit spreads

—	Fee and other income decreased 6% as growth in retail brokerage managed account fees was more than offset by securities losses, lower retail brokerage transaction activity and lower performance-based asset management fees

•	Securities losses reflect a $40 million valuation loss relating to the purchase of certain asset-backed commercial paper from Evergreen money market funds

•	Expenses decreased 4% largely reflecting lower salaries, incentives and overall expense discipline

•	Assets under management increased 1% driven by money market fund inflows and higher market valuations

•	Increased series 7 advisors to 8,391 reflecting strong recruiting and retention efforts

•	A. G. Edwards acquisition closed on October 1; integration on track

(See Appendix, pages 34 - 35 for further discussion of business unit results)

Page - 13

Wachovia 3Q07 Quarterly Earnings Report

Asset Quality

Asset Quality

	2007			2006
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	3Q07 vs 2Q07	3Q07 vs 3Q06
Nonperforming assets
Nonaccrual loans	$2,594	1,857	1,584	1,234	578	40%	—
Foreclosed properties	334	207	155	132	181	61	85

Total nonperforming assets	$2,928	2,064	1,739	1,366	759	42%	—

as % of loans, net and foreclosed properties	0.65%	0.48	0.41	0.32	0.26	35	—

Nonperforming assets in loans held for sale	$59	42	26	16	23	40%	—

Total nonperforming assets in loans and in loans held for sale	$2,987	2,106	1,765	1,382	782	42%	—

as % of loans, net, foreclosed properties and loans held for sale	0.63%	0.47	0.40	0.32	0.26	—	—

Allowance for credit losses (a)
Allowance for loan losses, beginning of period	$3,390	3,378	3,360	3,004	3,021	—%	12
Balance of acquired entities at purchase date	—	—	—	303	—	—	—
Net charge-offs	(206)	(150)	(155)	(140)	(116)	37	78
Allowance relating to loans acquired, transferred to loans held for sale or sold	(63)	(10)	(3)	(18)	(15)	—	—
Provision for credit losses related to loans transferred to loans held for sale or sold (b)	3	4	1	7	(4)	(25)	—
Provision for credit losses	381	168	175	204	118	—	—

Allowance for loan losses, end of period	3,505	3,390	3,378	3,360	3,004	3	17

Reserve for unfunded lending commitments, beginning of period	162	155	154	159	165	5	(2)
Provision for credit losses	24	7	1	(5)	(6)	—	—

Reserve for unfunded lending commitments, end of period	186	162	155	154	159	15	17

Allowance for credit losses	$3,691	3,552	3,533	3,514	3,163	4%	17

Allowance for loan losses
as % of loans, net	0.78%	0.79	0.80	0.80	1.03	—	—
as % of nonaccrual and restructured loans (c)	135	182	213	272	520	—	—
as % of nonperforming assets (c)	120	164	194	246	396	—	—
Allowance for credit losses
as % of loans, net	0.82%	0.83	0.84	0.84	1.09	—	—

Net charge-offs	$206	150	155	140	116	37%	78
Commercial, as % of average commercial loans	0.08%	0.07	0.07	0.04	0.03	—	—
Consumer, as % of average consumer loans	0.27%	0.19	0.20	0.19	0.32	—	—
Total, as % of average loans, net	0.19%	0.14	0.15	0.14	0.16	—	—

Past due accruing loans, 90 days and over	$590	562	555	650	666	5%	(11)
Commercial, as a % of loans, net	0.04%	0.03	0.03	0.03	0.06	—	—
Consumer, as a % of loans, net	0.20%	0.20	0.20	0.23	0.44	—	—

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(b)	The provision related to loans transferred or sold includes recovery of lower of cost or market losses.
(c)	These ratios do not include nonperforming assets included in loans held for sale.

KEY POINTS

•	Total NPAs of $3.0 billion rose $881 million driven by $710 million increase in consumer real estate and $132 million increase in commercial real estate; up 16 bps to 63 bps of loans

—	$587 million of the nonaccrual loan increase driven by consumer real estate portfolio

•	Average LTV of consumer real estate nonaccrual loans of 76%

•	$41 million of consumer real estate nonaccrual loans secured by a second lien

•	Provision expense totaled $408 million; $139 million increase in the allowance for credit losses

—	Allowance increase is net of an $88 million reduction relating to correction of an error in the formula-based consumer overdraft reserve relating to prior periods and a $63 million reduction related to loans sold or transferred

—	Net charge-offs of $206 million, or 19 bps of average loans, increased $56 million driven by higher auto and consumer real estate losses

•	Allowance for credit losses of $3.7 billion, or 0.82% of net loans

—	Allowance for loan losses to charge-off coverage of 4.3 times

(See Appendix, pages 37 - 38 for further detail)

Page - 14

Wachovia 3Q07 Quarterly Earnings Report

Wachovia 2007 Full-Year Outlook

FOR ADDITIONAL DETAIL ON OUR 2007 OUTLOOK

PLEASE REFER TO WACHOVIA’s STANDALONE 4Q07 OUTLOOK ON PAGE 16

DOES NOT REFLECT THE EFFECT OF THE A.G. EDWARDS MERGER WHICH CLOSED ON OCTOBER 1, 2007

Denotes update

(VERSUS FULL-YEAR ADJUSTED COMBINED 2006 UNLESS OTHERWISE NOTED)

	ADJUSTED COMBINED 2006#	2007 OUTLOOK
NET INTEREST INCOME (TE)	$ 18.1 BILLION	RELATIVELY FLAT

FEE INCOME	$ 14.5 BILLION	EXPECTED TO BE DOWN IN THE MID-SINGLE-DIGIT % RANGE

NONINTEREST EXPENSE*	$ 18.1 BILLION	EXPECTED TO BE DOWN IN THE LOW-SINGLE-DIGIT % RANGE

MINORITY INTEREST EXPENSE*	$ 414 MILLION	EXPECT 40 - 50 % GROWTH

LOANS	$398.4 BILLION	EXPECT HIGH-SINGLE-DIGIT % GROWTH

CONSUMER	$249.6 BILLION	MID-SINGLE-DIGIT % GROWTH

COMMERCIAL	$148.8 BILLION	LOW-DOUBLE-DIGITS % GROWTH

NET CHARGE-OFFS	8 BPS	EXPECT HIGH-TEENS BPS RANGE OF AVERAGE NET LOANS

PROVISION EXPECTED TO BE HIGHER

EFFECTIVE TAX RATE (TE)		APPROXIMATELY 32%

LEVERAGE RATIO		TARGET > 6.0%

TANGIBLE CAPITAL RATIO (EXCLUDES FAS 115/133 AND PENSION)		TARGET > 4.7%

TARGETED DIVIDEND PAYOUT RATIO		40%–50% of earnings**

EXCESS CAPITAL		OPPORTUNISTICALLY REPURCHASE SHARES; AUTHORIZATION FOR 19.5 MILLION SHARES REMAINING

FINANCIALLY ATTRACTIVE, SHAREHOLDER FRIENDLY ACQUISITIONS

#	WACHOVIA’S 2006 REPORTED RESULTS AS FOOTNOTED BELOW PLUS GOLDEN WEST’S 3Q06 YTD RESULTS PLUS THE EFFECT OF PURCHASE ACCOUNTING AND INTANGIBLE ACCRETION/AMORTIZATION AND EXCLUDING 4Q06 ADJUSTMENTS AND GOLDEN WEST’S 3Q06 CHARITABLE CONTRIBUTION.
*	BEFORE NET MERGER-RELATED AND RESTRUCTURING EXPENSES.
**	BEFORE NET MERGER-RELATED AND RESTRUCTURING EXPENSES, AND OTHER INTANGIBLE AMORTIZATION.

Page - 15

Wachovia 3Q07 Quarterly Earnings Report

Wachovia Standalone 4Q07 Outlook

DOES NOT REFLECT THE IMPACT OF THE A.G. EDWARDS MERGER WHICH CLOSED ON OCTOBER 1

(VERSUS 3Q07)

	3Q07 RESULTS	4Q07 OUTLOOK

NET INTEREST INCOME (TE)	$ 4.6 BILLION	EXPECT 1% - 3% GROWTH RANGE

FEE INCOME	$ 2.8 BILLION	EXPECT 30% - 34% GROWTH RANGE

NONINTEREST EXPENSE(1)	$ 4.4 BILLION	EXPECT 5% - 7% GROWTH RANGE

MINORITY INTEREST EXPENSE(1)	$ 189 MILLION	EXPECTED TO BE DOWN 20% - 30% RANGE

LOANS	$429.8 BILLION	EXPECT MID-SINGLE-DIGIT % GROWTH

CONSUMER	$255.1 BILLION

COMMERCIAL	$174.7 BILLION

NET CHARGE-OFFS	19 BPS	25 - 30 BPS RANGE

PROVISION EXPECTED TO BE HIGHER

EFFECTIVE YTD TAX RATE (TE)	31.39%	APPROXIMATELY 33%

LEVERAGE RATIO		TARGET > 6.00%

TANGIBLE CAPITAL RATIO (EXCLUDING FAS 115/133 AND PENSION)		TARGET > 4.70%

TARGETED DIVIDEND PAYOUT RATIO		40%–50% of earnings (BEFORE MERGER-RELATED AND RESTRUCTURING EXPENSES, AND OTHER INTANGIBLE AMORTIZATION)

EXCESS CAPITAL		OPPORTUNISTICALLY REPURCHASE SHARES; AUTHORIZATION FOR 19.5 MILLION SHARES REMAINING

(1)	BEFORE MERGER-RELATED AND RESTRUCTURING EXPENSES.

ADDITIONALLY ESTIMATE 4Q07 DILUTION RELATING TO A. G. EDWARDS MERGER

OF APPROXIMATELY $0.01 PER SHARE

The following is provided for reference purposes only, not a forecast, may not be indicative of future results

A.G. Edwards 2Q08 Results

(Quarter ended August 31, 2007)

(In millions)
Total Revenue	$821.5
Expense	$674.9
Pre-tax Net Income	$146.6

Page - 16

APPENDIX

Wachovia 3Q07 Quarterly Earnings Report

SUMMARY OPERATING RESULTS

Business segment results are presented excluding (i) merger-related and restructuring expenses, (ii) deposit base intangible and other intangible amortization expense, (iii) amounts presented as discontinued operations, and (iv) the cumulative effect of a change in accounting principle. This is the basis on which we manage and allocate capital to our business segments. We continuously assess assumptions, methodologies and reporting classifications to better reflect the true economics of our business segments and the management of our businesses.

In 3Q07, as previously indicated, we realigned the General Bank’s private advisory business to Wealth Management and the General Bank’s commercial real estate business to the Corporate Lending subsegment within the Corporate and Investment Bank. In 1Q07, we moved our cross-border leveraged leases, consisting of our portfolios of Lease-In, Lease-Out and Sale-In, Lease-Out transactions, from the Corporate and Investment Bank to the Parent. In 2Q07, we discontinued certain intercompany fee arrangements between Capital Management and the Parent and realigned the reporting of mortgage servicing rights hedging results from the General Bank to the Parent such that all volatility associated with mortgage servicing rights valuations net of related economic hedges is now reported in the Parent. We have updated information for prior quarters to reflect all of these changes. The impact to segment earnings for full year 2006 as a result of these and other changes was a $617 million decrease in the General Bank, a $29 million increase in Wealth Management, a $491 million increase in the Corporate and Investment Bank, a $20 million decrease in Capital Management and a $117 million increase in the Parent.

In order to remove interest rate risk from each core business segment, the management reporting model employs a funds transfer pricing (FTP) system. The FTP system matches the duration of the funding used by each segment to the duration of the assets and liabilities contained in each segment. Matching the duration, or the effective term until an instrument is expected to reprice or mature, allocates interest income and/or interest expense to each segment to insulate its resulting net interest income from interest rate risk.

In a rising rate environment, Wachovia benefits from a widening spread between deposit costs and wholesale funding costs. However, our FTP system credits this benefit to deposit-providing business units on a lagged basis. The effect of the FTP system is increasing charges to business units for funding to support predominantly floating-rate assets. This benefit of higher rates earned on floating-rate assets and lagging rates on longer duration deposits is captured in the central money book in the Parent.

Results for the quarter include a $249 million after-tax benefit related to correction of errors primarily in prior periods in 2007. Wachovia’s management believes that this impact is not material to current or prior period financial statements, and the Audit Committee of Wachovia’s Board of Directors, based on information reviewed by management with the Committee, concurs with management’s conclusion.

These errors include $232 million (pre-tax) related to correction of a 2Q07 error in the application of hedge accounting for certain variable demand deposits that have no stated maturity. Effective April 1, 2007, we are no longer designating these deposits as hedged instruments in hedge accounting strategies. Also, we recorded an $88 million pre-tax reduction in the allowance for loan losses based on correction of an error in the consumer formula-based component for overdrafts that related to prior periods. Net interest income for 3Q07 also includes a benefit or $39 million pre-tax from reversal of amortization of deferred costs incorrectly recorded earlier in 2007 on certain of our mortgage products. Other income includes a benefit of $37 million pre-tax related to the correction of prior period hedge accounting ineffectiveness.

In 3Q07, we adopted Financial Accounting Standards Board (FASB) Staff Position (FSP) No. FIN 39-1, “Amendment of FASB Interpretation No. 39,” which permits netting cash collateral received or posted against the applicable derivative asset or liability in situations where the applicable netting criteria are met. This new interpretation, which the FASB issued in April 2007, is effective January 1, 2008, with early adoption permitted. The FSP required retrospective adoption to earlier periods. Adoption of this standard resulted in a net reduction in total assets and total liabilities of $4.3 billion at September 30, 2007. The interest income or expense related to cash collateral has been reclassified to trading account profits in the results of operations resulting in a 2 bps increase to the 2Q07 net interest margin.

On January 1, 2007, we adopted FASB Staff Position FAS 13-2, “Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction” (FSP 13-2), FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes—an amendment of FASB Statement No. 109,” Statement of Financial Accounting Standards (SFAS) No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140,” and Emerging Issues Task Force (EITF) Issue No. 06-5, “Accounting for Purchases of Life Insurance—Determining the Amount That Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, ‘Accounting for Purchases of Life Insurance.’” For all of these new standards, the cumulative effect of adoption is recorded as an adjustment, net of applicable taxes, to January 1, 2007, beginning retained earnings.

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Wachovia 3Q07 Quarterly Earnings Report

FSP 13-2 amends SFAS 13, “Accounting for Leases,” such that changes that affect the timing of cash flows but not the total net income under a leveraged lease will trigger a recalculation of the lease. FIN 48 clarifies the criteria for recognition of income tax benefits in accordance with SFAS No. 109.

We have two primary classes of leveraged lease transactions that are affected by FSP 13-2: Lease-In, Lease-Out transactions (LILOs) and a second group of transactions that are broadly referred to as Sale-In, Lease-Out transactions (SILOs). SILOs principally include service contract and qualified technological equipment leases. We settled with the IRS in June 2004 on all matters relating to our portfolio of LILOs. On SILOs, we have concluded that it is possible that, upon ultimate resolution of a potential dispute with the IRS, we may not realize all of the income tax benefits originally recorded. On January 1, 2007, we recorded a $1.4 billion after-tax charge to beginning retained earnings entirely related to our portfolio of LILOs and SILOs. The amount of this reduction to beginning retained earnings will be recognized in earnings over the remaining terms of the affected leases, generally 35 years to 40 years. The impact on 2007 results of this charge is a reduction to net income of $98 million after-tax. We remain well capitalized for regulatory capital purposes following the reduction to retained earnings relating to the affected leases. The impact of the adoption of FIN 48 for other matters amounted to a $4 million reduction in beginning retained earnings.

SFAS 155 permits companies to record certain hybrid financial instruments at fair value with corresponding changes in fair value recorded in the results of operations. Hybrid financial instruments are those containing an embedded derivative. SFAS 155 also provides a one-time opportunity to elect to record certain hybrid financial instruments existing on January 1, 2007, at fair value. We did not elect to carry any such financial instruments at fair value, and accordingly, had no cumulative effect adjustment from the adoption.

EITF Issue No. 06-5 addresses the accounting for certain corporate and bank-owned life insurance policies. The impact of adoption of this standard amounted to a $4 million reduction in beginning retained earnings.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” which establishes a framework for measuring fair value under U.S. GAAP, expands disclosures about fair value measurement and provides new income recognition criteria for certain derivative contracts. SFAS 157 does not establish any new fair value measurements itself, but applies under other accounting standards that require the use of fair value for recognition or disclosure. In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which permits companies to elect to carry certain financial instruments at fair value with corresponding changes in fair value recorded in the results of operations. Both SFAS 157 and SFAS 159 are effective January 1, 2008, with early adoption permitted on January 1, 2007. We will adopt these standards on January 1, 2008, and are currently assessing the impact of adoption on our consolidated financial position and results of operations. The effect of adopting SFAS 157 will be recorded either directly to results of operations in 1Q08 or as a cumulative effect of a change in accounting principle through an adjustment to beginning retained earnings on January 1, 2008, depending on the nature of the financial instrument to which fair value is being applied. The transition adjustment for SFAS 159 will be recorded as a cumulative effect of a change in accounting principle through an adjustment to beginning retained earnings on January 1, 2008.

In May 2007, the AICPA issued Statement of Position (SOP) 07-1, “Clarification of the Scope of the Audit and Accounting Guide ‘Investment Companies’ and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies.” This new standard provides guidance for determining whether an entity is an “investment company,” as defined, and whether the applicable specialized industry accounting principles for investment companies should be retained in the parent company in consolidation or in the consolidated financial statements of an equity method investor. SOP 07-1 is effective on January 1, 2008; however, the FASB is expected to issue a proposal to delay the effective date indefinitely. We continue to assess the impact of adoption on our consolidated financial position and results of operations.

On October 1, 2006, we completed the acquisition of Golden West Financial Corporation, a California-based financial services company, and its results are included in our consolidated financial results beginning in 4Q06.

On January 31, 2007, Wachovia acquired a majority ownership interest in European Credit Management, Ltd. (ECM), a London-based fixed income asset management firm.

On October 1, 2007, we completed the acquisition of A.G. Edwards, Inc., a retail brokerage firm headquartered in St. Louis, Missouri. A.G. Edwards will be combined with Wachovia Securities and the combined firm will have a national footprint of 3,350 brokerage locations, including 1,500 dedicated retail offices in all 50 states and the District of Columbia, $1.1 trillion in client assets and nearly 15,000 financial advisors. The brokerage organization will be headquartered in St. Louis. Under the terms of the agreement, A.G. Edwards shareholders received 0.9844 shares of Wachovia common stock and $35.80 in cash for each share of A.G. Edwards common stock. Its results will be included in our consolidated results beginning in 4Q07.

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Wachovia 3Q07 Quarterly Earnings Report

NET INTEREST INCOME

(See Table on Page 7)

Net Interest Income Summary

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06	Combined
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter			3Q06	3Q07 vs 3Q06
Average earning assets	$628,773	605,978	593,663	596,893	472,139	4%	33	$599,956	5%
Average interest-bearing liabilities	574,399	547,669	535,778	536,958	414,563	5	39	539,573	6

Interest income (Tax-equivalent)	10,864	10,388	10,177	10,405	7,821	5	39	10,210	6
Interest expense	6,280	5,901	5,640	5,793	4,243	6	48	5,731	10

Net interest income (Tax-equivalent)	$4,584	4,487	4,537	4,612	3,578	2%	28	$4,479	2%

Average rate earned	6.88%	6.85	6.89	6.95	6.60	—	—
Equivalent rate paid	3.96	3.91	3.85	3.86	3.57	—	—

Net interest margin	2.92%	2.94	3.04	3.09	3.03	—	—	2.99%	—%

Net interest income of $4.6 billion increased 2%, or $97 million, as the benefit of strong earning assets growth of $22.8 billion, improving loan spreads and deposit growth was somewhat offset by the continued shift to lower spread deposits, increased liquidity levels in response to the market disruption, higher funding spreads as well as increases in nonaccrual loans. Net interest income grew 28% from 3Q06 largely driven by the addition of Golden West. Net interest income in 3Q07 includes a $39 million benefit resulting from the correction of an error in 1Q07 and 2Q07 amortization of deferred loan costs on certain of our mortgage products.

Net interest margin of 2.92% decreased 2 bps as the benefit of improving consumer loan spreads was more than offset by growth in lower spread other earning assets and wholesale funding including the effects of increased liquidity. The continued shift in deposit mix to lower spread categories and increasing nonaccrual loans further depressed the margin. The margin decreased 11 bps from 3Q06 on growth in lower spread consumer loans driven by the acquisition of Golden West as well as lower spread commercial loans and securities and a shift in deposits toward lower spread categories. Net interest margin decreased 7 bps from Combined 3Q06.

Average trading assets increased 10%, or $3.6 billion, largely reflecting growth in structured product warehouses. Average securities rose $3.0 billion, or 3%, and decreased $10.7 billion from 3Q06, largely reflecting the 3Q06 and 4Q06 sale of a total of $13.2 billion of securities relating to the Golden West merger. The average duration of the securities portfolio decreased to 3.5 years from 4.0 years in 2Q07 largely reflecting growth in variable rate securities.

Average loans rose $8.5 billion, or 2%, as growth in commercial, foreign, consumer real estate and auto was somewhat offset by declines in student loans and credit card, driven by sale and securitization activity and transfers to held for sale. Loans increased $148.7 billion, or 53%, from 3Q06 driven by the acquisition of Golden West and other growth. Average loans rose 6% from Combined 3Q06, driven by a 16% increase in commercial and a 1% increase in consumer.

Average commercial loans grew $9.2 billion, or 6%, on strength in large corporate, foreign, middle-market and business banking, and commercial real estate somewhat offset by the $197 million average effect of 2Q07 and 3Q07 loan sales. Commercial loans grew $24 billion, or 16%, from 3Q06 on strength in foreign, large corporate, middle-market and business banking, and commercial real estate, somewhat offset by a $1.4 billion decline in lease financing from the adoption of FAS 13-2 in 1Q07 as well as the $1.1 billion average effect of loan sale and securitization activity.

        Average consumer loans were down $616 million, as growth of $1.3 billion in real estate and $972 million in auto was more than offset by declines in student loans and credit card. The decline in consumer loans was driven by the $5.7 billion average effect of 3Q07 loan sale and securitization activity and transfers to held for sale, including the sale or securitization of $2.2 billion in consumer real estate and $159 million of student loans, and the transfer of $1.6 billion of credit card receivables to held for sale, as well as the ongoing effect of 2Q07 sales/securitizations and transfers. Average consumer loans grew $124.6 billion from 3Q06 largely driven by the Golden West acquisition. Average consumer loans grew $1.8 billion, or 1%, from Combined 3Q06 driven by growth in real estate, auto and credit card partially offset by the $13.8 billion average effect of loan sale and securitization activity including $8.3 billion of consumer real estate, $4.6 billion of student loans and $1.5 billion of auto loans.

PORTFOLIO MANAGEMENT ACTIVITY

In 3Q07, we sold or securitized $93 million in consumer loans out of the portfolio and transferred $1.6 billion in credit card to loans held for sale compared with $2.8 billion of consumer loans sold/securitized in 2Q07. We sold $122 million of commercial loans in 3Q07, of which $107 million were performing, compared with $259 million sold in 2Q07, of which $218 million were performing.

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Wachovia 3Q07 Quarterly Earnings Report

Period-End Loans Held for Sale

	2007			2006
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Core business activity
Core business activity, beginning of period	$15,696	15,030	12,566	9,030	7,740
Balance of acquired entities at purchase date	—	—	—	193	—
Originations/purchases	13,007	22,671	17,873	18,436	16,803
Transfers to (from) loans held for sale, net	2,162	(71)	(180)	127	(154)
Allowance for loan losses related to loans	(57)	—	—	—	—
Lower of cost or market value adjustments (a)	(249)	(91)	(3)	—	—
Performing loans sold or securitized	(11,606)	(20,910)	(14,745)	(14,936)	(15,137)
Other, principally payments	(1,307)	(933)	(481)	(284)	(222)

Core business activity, end of period	17,646	15,696	15,030	12,566	9,030

Portfolio management activity
Portfolio management activity, beginning of period	2,037	2	2	9	10
Transfers to loans held for sale
Performing loans	1,831	2,046	—	—	—
Lower of cost or market value adjustments	(6)	(10)	—	—	—
Nonperforming loans sold	—	—	—	(3)	—
Other, principally payments	(77)	(1)	—	(4)	(1)

Portfolio management activity, end of period	3,785	2,037	2	2	9

Total loans held for sale (b)	$21,431	17,733	15,032	12,568	9,039

(a)	Lower of cost or market value adjustments exclude amounts related to unfunded commitments.
(b)	Nonperforming assets included in loans held for sale at September 30, June 30 and March 31, 2007 and at December 31 and September 30, 2006, were $59 million, $42 million, $26 million, $16 million and $23 million, respectively.

Average loans held for sale increased $2.6 billion, or 15%, driven by the late 2Q07 transfer of $2.0 billion of student loans and the early 3Q07 transfer of $1.6 billion of credit card loans out of the loan portfolio and lower securitization activity due to the market disruption.

Period end loans held for sale increased $3.7 billion to $21.4 billion. Core business activity loans held for sale of $17.6 billion increased $2.0 billion largely on the addition of $1.6 billion of credit card and a $660 million increase in loan syndication positions. Commercial mortgage loans held for sale declined modestly as decreases in fixed-rate loans were largely offset by the addition of variable-rate loans. Portfolio management activity loans held for sale increased $1.7 billion reflecting the addition of commercial loans from a structured lending vehicle that we consolidated in 3Q07. In 3Q07, we sold/securitized $6.6 billion of commercial loans and $5.0 billion of consumer real estate loans. In 3Q07, we originated $16.5 billion of consumer mortgages and delivered $5.0 billion to agencies/privates.

Average other earning assets increased 22% and 12% from 3Q06, driven by higher liquidity reflected in increased interest-bearing bank balances and fed funds sold. Average other earning assets decreased $624 million from Combined 3Q06. Total average earning assets rose $22.8 billion, or 4%, and 33% from 3Q06 driven by the addition of Golden West. Average earning assets increased 5% from Combined 3Q06.

Average core deposits increased $513 million as growth in retail CDs, money market and foreign were largely offset by declines in DDA and savings. 3Q07 results reflect a $3.6 billion sweep of commercial DDAs to money market which had no effect on net interest income. Average core deposits grew 30% from 3Q06 driven by the addition of Golden West. Average core deposits increased 6% from Combined 3Q06 driven by increases in retail CDs and money market with a shift out of savings and DDA.

        Average short-term borrowings increased 13% from 2Q07 driven by higher repos reflecting significantly higher liquidity levels during the quarter in reaction to the market disruption, and decreased 8% from 3Q06 largely on the addition of Golden West and deposit growth.

Average long-term debt increased $7.7 billion in support of earning asset growth and increased $70.5 billion from 3Q06 driven by the addition of Golden West. 3Q07 issuances totaled $24.8 billion.

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Wachovia 3Q07 Quarterly Earnings Report

The following tables provide additional detail on our loan portfolio.

Average Consumer Loans - Total Corporation

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06	Combined
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter			3Q06	3Q07 vs 3Q06
Mortgage	$48,606	46,198	47,736	46,653	42,507	5%	14	$42,571	14%
Pick-A-Pay mortgage	118,602	117,673	118,571	119,962	—	1	—	119,614	(1)
Home equity loans	31,334	31,885	31,763	32,129	31,753	(2)	(1)	31,798	(1)
Home equity lines	24,814	26,340	27,839	28,126	25,409	(6)	(2)	28,442	(13)
Student	7,299	8,850	8,524	8,886	9,605	(18)	(24)	9,605	(24)
Auto and other vehicle	22,161	21,016	19,866	19,203	18,425	5	20	18,425	20
Revolving	1,647	3,067	2,858	2,410	1,876	(46)	(12)	1,887	(13)
Other consumer loans	666	716	816	886	969	(7)	(31)	969	(31)

Total consumer loans	$255,129	255,745	257,973	258,255	130,544	—%	95	$253,311	1%

Period-End Managed Portfolio

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Commercial
On-balance sheet loan portfolio	$199,387	185,336	177,075	171,298	168,733	8%	18
Securitized loans - off-balance sheet	142	170	181	194	218	(16)	(35)
Loans held for sale	13,905	11,573	10,467	8,866	5,556	20	—

Total commercial	213,434	197,079	187,723	180,358	174,507	8	22

Consumer
On-balance sheet loan portfolio	257,860	252,067	252,826	256,254	130,744	2	97
Securitized loans - off-balance sheet	13,053	14,122	12,491	12,015	13,064	(8)	—
Securitized loans included in securities	6,070	6,259	5,807	5,510	4,538	(3)	34
Loans held for sale	7,526	6,160	4,565	3,702	3,483	22	—

Total consumer	284,509	278,608	275,689	277,481	151,829	2	87

Total managed portfolio	$497,943	475,687	463,412	457,839	326,336	5%	53

We originated $16.5 billion of mortgages in 3Q07 vs. $19.2 billion in 2Q07 and $10.3 billion in 3Q06. The third-party consumer mortgage servicing portfolio amounted to $33.8 billion at the end of 3Q07 and the total consumer mortgage servicing portfolio was $187.2 billion. The following table provides additional period-end balance sheet data.

Period-End Balance Sheet Data

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06	Combined
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter			3Q06	3Q07 vs 3Q06
Commercial loans, net	$189,545	175,369	167,039	162,098	159,424	8%	19	$159,554	19%
Consumer loans, net	259,661	253,751	254,624	258,060	131,335	2	98	255,179	2

Loans, net	449,206	429,120	421,663	420,158	290,759	5	54	414,733	8

Goodwill and other intangible assets
Goodwill	38,848	38,766	38,838	38,379	23,535	—	65	38,389	1
Deposit base	670	727	796	883	577	(8)	16	986	(32)
Customer relationships	620	651	684	662	688	(5)	(10)	688	(10)
Tradename	90	90	90	90	90	—	—	90	—
Total assets	754,168	715,428	702,669	707,121	559,922	5	35	704,760	7
Core deposits	377,865	378,188	377,358	371,771	291,667	—	30	358,709	5
Total deposits	421,937	410,030	405,270	407,458	323,298	3	31	390,353	8
Long-term debt	158,584	142,047	142,334	138,594	86,419	12	84	140,324	13
Stockholders’ equity	$70,212	69,266	69,786	69,716	51,180	1%	37	$69,662	1%

Memoranda
Unrealized gains (losses) (Before income taxes)
Securities, net	$(1,994)	(2,768)	(809)	(970)	(1,081)
Risk management derivative financial instruments, net	(443)	(1,280)	(385)	(367)	(322)

Unrealized gains (losses), net (Before income taxes)	$(2,437)	(4,048)	(1,194)	(1,337)	(1,403)

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Wachovia 3Q07 Quarterly Earnings Report

FEE AND OTHER INCOME

(See Table on Page 8)

Fee and other income of $2.8 billion declined $1.4 billion, or 34%, and decreased $704 million, or 20%, from 3Q06. The decline from 2Q07 was driven by the $1.3 billion in market disruption-related valuation losses, as well as significantly lower deal volume. The effects of the market disruption more than offset strong principal investing gains and growth in service charges and fiduciary and asset management fees. The fee and other income decrease from 3Q06 reflects market-related declines in other income, trading account results and securities losses, offsetting strength in all other categories. Fees represented 38% of total revenue in 3Q07 and 48% in 2Q07. Fee and other income decreased 29% from Combined 3Q06 which included $367 million in Golden West securities gains relating to a charitable contribution of appreciated securities.

Service charges increased 3% on 5% growth in consumer service charges, largely reflecting higher volumes, and stable commercial service charges from strong 2Q07 levels. Service charges increased 8% from 3Q06 driven by an 11% increase in consumer service charges on higher volumes and improved pricing and a 3% increase in commercial service charges on higher volumes.

Other banking fees of $437 million decreased 13% as a 5% increase in interchange income was more than offset by a $90 million reduction in mortgage banking income, reflecting lower valuations of mortgage servicing rights (associated hedging gains reported in other income), as well as increased subsidies and lower mortgage originations. Other banking fees rose 2% from 3Q06 driven by the effect of the Golden West merger. Other banking fees decreased 3% from Combined 3Q06 as strength in interchange fees due to higher volumes was more than offset by declines in mortgage banking including the divestiture of our subprime mortgage servicing operation in late 2006.

Commissions decreased $49 million, or 8%, to $600 million on a 6% decline in retail brokerage commissions largely reflecting lower equity syndicate activity, as well as decreases in insurance including an $11 million receivables write-off and overall weaker markets. Commissions increased 6% from Combined 3Q06 as a 14% increase in retail brokerage commissions was partially offset by lower insurance commissions, largely driven by the $11 million receivables write-off.

Fiduciary and asset management fees grew 1% to $993 million driven by strong growth in retail brokerage managed account fees and other asset-based fees and trust fees, partially offset by lower performance management fees. Results increased 21% from 3Q06 reflecting higher retail brokerage managed account fees, the impact of acquisitions, growth in assets under management and the effect of positive client acceptance of the new Wealth Management investment platform.

Advisory, underwriting and other investment banking fees of $393 million decreased $61 million, or 13%, driven by declines in high grade, equities and loan syndications somewhat offset by improvements in structured credit products. Results improved $101 million, or 35%, from 3Q06 driven by growth in structured products, M&A, equities, high yield and high grade.

Trading account losses of $437 million decreased $632 million from 2Q07 profits of $195 million, and declined $560 million from 3Q06 driven by a net $554 million of market disruption-related valuation losses in structured products and leveraged finance. Trading account results for 3Q07 include $232 million of net gains related to 2Q07 in connection with an error in hedge accounting for certain variable-rate demand deposits which have no stated maturity. Effective April 1, 2007, we are no longer designating these deposits as hedged instruments in hedge accounting strategies.

Principal investing recorded net gains of $372 million, up $74 million from 2Q07 levels, driven by a $270 million unrealized gain relating to the sale of a minority interest in a portion of our direct portfolio, somewhat offset by lower valuations in the public portfolio. Net gains rose $281 million from 3Q06.

Securities losses of $34 million decreased $57 million from 2Q07, which reflected gains of $23 million and decreased $128 million from 3Q06, which reflected gains of $94 million. 3Q07 results included a $40 million valuation loss relating to the purchase of certain asset-backed commercial paper from Evergreen money market funds. Including this $40 million valuation loss, impairment losses were $59 million compared with $32 million in 2Q07 and $4 million in 3Q06.

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Wachovia 3Q07 Quarterly Earnings Report

Other Income

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Consumer loan-related sale/ securitization activity	$39	(11)	69	118	113	—%	(65)
Commercial mortgage-related sale/ securitization activity	(381)	142	99	232	(6)	—	—
Other income	90	304	288	392	308	(70)	(71)

Total other income (loss)	$(252)	435	456	742	415	—%	—

Other income was a net loss of $252 million down $687 million and down $667 million from 3Q06. The decline from 2Q07 was driven by a $523 million reduction in commercial mortgage-related sales/securitization activity largely reflecting $372 million of market disruption-related valuation losses as well as lower activity and a net $334 million lower of cost or market valuation loss on leveraged finance loans and commitments. Results also reflect a $79 million increase in certain other economic hedge gains and a $50 million improvement in consumer loan-related sale/securitization activity (largely driven by mortgage servicing portfolio hedging gains) somewhat offset by a net $41 million of market disruption-related valuation losses; 3Q07 branch sale gains were also down from 2Q07. 3Q07 results include a $37 million benefit relating to a correction of prior period hedge accounting ineffectiveness.

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Wachovia 3Q07 Quarterly Earnings Report

NONINTEREST EXPENSE

(See Table on Page 9)

Total noninterest expense declined $482 million, or 10%, reflecting significant expense control with declines in every category except sundry. 3Q07 expense included $22 million of efficiency initiative costs and $40 million associated with growth initiatives including de novo expansion, branch consolidations and Western expansion. Total noninterest expense decreased 8% from Combined 3Q06 levels, which included $372 million relating to Golden West’s contribution of appreciated securities. The decrease also largely reflects lower salary and employee benefits expense.

Salaries and employee benefits expense decreased 16% largely reflecting a $487 million reduction in revenue-based incentives as well as lower benefits expense. Salaries and employee benefits expense grew 4% from 3Q06 due to acquisitions. Salaries and employee benefits expense decreased 4% from Combined 3Q06 with lower revenue-based incentives and benefits expense more than offsetting higher salaries expense related to growth initiatives. Occupancy and equipment expense declined $32 million on lower rental and property management expense and branch closing costs. Professional and consulting fees decreased $13 million. Sundry expense increased $77 million, or 15%, reflecting higher legal and other costs. Other intangible amortization of $92 million included $58 million in deposit base intangible amortization and $34 million in other intangible amortization.

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Wachovia 3Q07 Quarterly Earnings Report

CONSOLIDATED RESULTS - SEGMENT SUMMARY

Wachovia Corporation

Performance Summary

	Three Months Ended September 30, 2007
(Dollars in millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Merger- Related and Restructuring Expenses	Total Corporation
Income statement data
Total revenue (Tax-equivalent)	$4,500	372	819	1,671	(17)	—	7,345
Noninterest expense	2,015	252	655	1,238	178	36	4,374
Minority interest	—	—	—	—	189	—	189
Segment earnings (loss) from continuing operations	$1,443	72	105	275	(183)	(22)	1,690
Performance and other data
Economic profit	$1,122	53	(224)	232	(66)	—	1,117
Risk adjusted return on capital (RAROC)	49.53%	42.88	2.03	69.89	(0.79)	—	28.13
Economic capital, average	$11,556	650	9,897	1,560	2,201	—	25,864
Cash overhead efficiency ratio (Tax-equivalent)	44.75%	67.87	79.75	74.08	(458.46)	—	57.83
FTE employees	56,605	4,547	6,293	17,916	24,363	—	109,724
Business mix/Economic capital
Based on total revenue	61.27%	5.06	11.15	22.75
Based on segment earnings	84.29	4.21	6.13	16.06
Average economic capital change (3Q07 vs 3Q06)	62%	4	25	10

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Wachovia 3Q07 Quarterly Earnings Report

GENERAL BANK

This segment consists of the Retail and Small Business, and Commercial operations.

(See Table on Page 10)

RETAIL AND SMALL BUSINESS

This sub-segment includes Retail Banking, Small Business Banking, Wachovia Mortgage, Wachovia Home Equity, Wachovia Education Finance and other retail businesses.

Retail and Small Business

Performance Summary

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06	Combined
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter			3Q06	3Q07 vs 3Q06
Income statement data
Net interest income (Tax-equivalent)	$2,585	2,532	2,587	2,615	1,690	2%	53	$2,607	(1)%
Fee and other income	839	841	747	835	769	—	9	789	6
Intersegment revenue	15	14	10	8	12	7	25	10	50

Total revenue (Tax-equivalent)	3,439	3,387	3,344	3,458	2,471	2	39	3,406	1
Provision for credit losses	93	64	58	56	46	45	—	45	—
Noninterest expense	1,665	1,672	1,600	1,577	1,286	—	29	1,552	7
Income taxes (Tax-equivalent)	612	602	616	666	416	2	47	660	(7)

Segment earnings	$1,069	1,049	1,070	1,159	723	2%	48	$1,149	(7)%

Performance and other data
Economic profit	$871	836	860	949	637	4%	37	$937
Risk adjusted return on capital (RAROC)	58.56%	57.00	58.93	63.37	88.48	—	—	63.01
Economic capital, average	$7,266	7,299	7,270	7,193	3,261	—	—	$7,148
Cash overhead efficiency ratio (Tax-equivalent)	48.37%	49.36	47.87	45.59	52.05	—	—	45.56%	—%
Average loans, net	$217,047	216,095	215,244	215,475	90,086	—	—	$213,789	2%
Average core deposits	$248,168	248,049	240,952	236,648	166,479	—%	49	$231,060	7%

Net interest income increased 2% as the benefit of deposit pricing actions and slower mortgage prepayment speeds more than offset the continued shift to lower spread deposit categories. Underlying sales momentum remained strong with deposit sales up 7%. Average core deposits were flat as growth in CDs and money market was offset primarily by declines in savings deposits and DDA. Average loans grew $952 million with growth in consumer real estate and credit cards somewhat offset by the 2Q07 quarter-end transfer of $2.0 billion in student loans to held for sale. Net interest income grew 53% vs. 3Q06 largely reflecting the addition of Golden West. Versus Combined 3Q06, net interest income declined 1% reflecting the continued shift from variable rate to fixed rate loans and the shift in deposit mix to lower spread categories. Core deposit growth of 7% vs. Combined 3Q06 was driven by increases in CDs and money market accounts somewhat offset by lower savings and DDA. Average loans increased 2% from Combined 3Q06 as increases in consumer real estate and credit card and commercial loans were somewhat offset by loan sales and transfers to held for sale.

Fee and other income was flat as modest strength in consumer service charges and interchange fees on higher transaction and sales volumes was offset by a decline in mortgage banking fee and other income as well as lower branch sale gains. Fees increased 9% over 3Q06 driven by strength in service charges on higher volumes and interchange fees. Fee and other income increased 6% from Combined 3Q06.

Mortgage-related fee and other income of $73 million fell $31 million on higher subsidies and lower marketable origination sales; down $20 million from Combined 3Q06 on higher subsidies and lower marketable origination sales.

Provision expense increased $29 million and $47 million from 3Q06 reflecting higher real estate-secured losses.

Noninterest expense was relatively flat as lower salaries and incentives expense was largely offset by higher loan and foreclosure costs as well as continued investment in growth initiatives. 3Q07 included $40 million in de novo and Western expansion and branch consolidation expenses compared with $32 million in 2Q07. Noninterest expense increased 29% from 3Q06 largely reflecting the addition of Golden West. Expenses rose 7% from Combined 3Q06 on higher corporate overhead, increased loan costs and expense growth associated with expansion initiatives.

Page - 26

Wachovia 3Q07 Quarterly Earnings Report

GENERAL BANK - RETAIL AND SMALL BUSINESS LOAN PRODUCTION

Retail and Small Business

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Loan production
Mortgage (a)	$13,983	15,987	14,464	15,480	6,017	(13)%	—
Home equity	7,315	9,044	8,137	8,099	7,755	(19)	(6)
Student	1,324	645	1,155	886	1,377	—	(4)
Installment	158	201	175	171	187	(21)	(16)
Other retail and small business	1,356	1,529	1,429	1,399	1,200	(11)	13

Total loan production	$24,136	27,406	25,360	26,035	16,536	(12)%	46

(a)	Data prior to fourth quarter 2006 does not include Golden West mortgage production.

Loan production decreased $3.3 billion driven by declines in real estate and small business somewhat offset by a seasonal increase in student loans. Loan production increased $7.6 billion from 3Q06 on the addition of Golden West and strength in small business.

WACHOVIA.COM

Wachovia.com

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06
(In thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Online product and service enrollments
Retail	12,664	11,997	11,517	11,574	10,962	6%	16
Wholesale	781	748	723	732	686	4	14

Total online product and service enrollments	13,445	12,745	12,240	12,306	11,648	5	15
Enrollments per quarter	878	767	796	691	725	14	21

Dollar value of transactions (In billions)	$62.4	57.5	47.3	38.6	34.3	9%	82

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Wachovia 3Q07 Quarterly Earnings Report

COMMERCIAL

This sub-segment includes Business Banking, Middle-Market Commercial and Government Banking.

Commercial

Performance Summary

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Income statement data
Net interest income (Tax-equivalent)	$901	865	838	857	839	4%	7
Fee and other income	130	128	123	121	117	2	11
Intersegment revenue	30	27	24	29	24	11	25

Total revenue (Tax-equivalent)	1,061	1,020	985	1,007	980	4	8
Provision for credit losses	121	96	97	92	74	26	64
Noninterest expense	350	363	367	358	335	(4)	4
Income taxes (Tax-equivalent)	216	205	190	203	208	5	4

Segment earnings	$374	356	331	354	363	5%	3

Performance and other data
Economic profit	$251	224	207	232	233	12%	8
Risk adjusted return on capital (RAROC)	34.22%	32.29	31.85	34.22	34.96	—	—
Economic capital, average	$4,290	4,203	4,035	3,955	3,860	2	11
Cash overhead efficiency ratio (Tax-equivalent)	33.02%	35.59	37.26	35.53	34.14	—	—
Average loans, net	$80,248	78,274	76,007	74,114	72,415	3	11
Average core deposits	$42,525	42,921	43,450	43,817	42,226	(1)%	1

Net interest income increased 4% reflecting improved loan spreads as well as 3% loan growth. Average deposits fell by 1% on the continued movement to off-balance sheet alternatives. Net interest income grew 7% vs. 3Q06 on strong balance sheet growth. Average loans increased 3%, or $2.0 billion, and 11% from 3Q06 with balanced growth across all businesses.

Fee and other income increased 2% on modestly higher commercial service charges and interchange fees. Fee and other income increased 11% from 3Q06 driven by strength in service charges on strong treasury services sales.

Provision expense increased $25 million driven by seasonally higher auto losses and rose $47 million from 3Q06 reflecting higher losses in auto and middle-market commercial losses.

Noninterest expense decreased 4% driven by lower sundry expense and revenue-based incentives. Noninterest expense increased 4% vs. 3Q06 on higher salaries and higher corporate overhead on strong treasury services sales.

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Wachovia 3Q07 Quarterly Earnings Report

WEALTH MANAGEMENT

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management

Performance Summary

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06
(Dollars in millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Income statement data
Net interest income (Tax-equivalent)	$183	181	179	178	176	1%	4
Fee and other income	185	202	196	200	197	(8)	(6)
Intersegment revenue	4	3	3	4	3	—	—

Total revenue (Tax-equivalent)	372	386	378	382	376	(4)	(1)
Provision for credit losses	6	2	1	—	2	—	—
Noninterest expense	252	255	258	252	249	(1)	1
Income taxes (Tax-equivalent)	42	47	43	47	46	(11)	(9)

Segment earnings	$72	82	76	83	79	(12)%	(9)

Performance and other data
Economic profit	$53	60	55	61	58	(12)%	(9)
Risk adjusted return on capital (RAROC)	42.88%	48.28	46.11	49.01	48.17	—	—
Economic capital, average	$650	654	630	633	626	(1)	4
Cash overhead efficiency ratio (Tax-equivalent)	67.87%	65.89	68.19	65.92	66.34	—	—
Lending commitments	$7,007	6,892	6,686	6,504	6,481	2	8
Average loans, net	21,492	21,047	20,310	19,729	19,237	2	12
Average core deposits	$16,638	17,028	17,018	16,999	16,312	(2)	2
FTE employees	4,547	4,580	4,589	4,675	4,716	(1)%	(4)

Net interest income of $183 million increased 1% as loan growth of 2% was partially offset by lower core deposits. Net interest income was up 4% from 3Q06 as 12% loan growth and 2% deposit growth were partially offset by tighter spreads.

Fee and other income decreased 8% and 6% from 3Q06, driven by lower insurance commissions largely from an $11 million receivables write-off, somewhat offset by record fiduciary and asset management fees from sales on the new investment platform as well as market appreciation.

Noninterest expense decreased 1% driven by lower corporate overhead as well as lower travel and professional fees. Noninterest expense increased 1% from 3Q06 as higher sundry expense, largely driven by legal costs, was partially offset by lower expenses from efficiency initiatives.

Wealth Management Key Metrics

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06
(Dollars in millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Investment assets under administration	$147,771	148,384	139,208	146,751	141,447	—%	4

Assets under management (a)	$82,801	79,329	76,214	75,297	72,397	4	14

Wealth Management advisors	1,109	1,113	1,100	1,111	1,122	—%	(1)

(a)	Includes $46 billion in assets managed by and reported in Capital Management.

Total assets under management increased 4% and 14% vs. 3Q06 driven by new sales on the investment platform and market appreciation.

Page - 29

Wachovia 3Q07 Quarterly Earnings Report

CORPORATE AND INVESTMENT BANK

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

(See Table on Page 12)

CORPORATE LENDING

This sub-segment includes Large Corporate Lending, Leasing and Real Estate Financial Services.

Corporate Lending

Performance Summary

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Income statement data
Net interest income (Tax-equivalent)	$430	416	411	411	404	3%	6
Fee and other income	140	143	128	131	120	(2)	17
Intersegment revenue	17	20	18	25	19	(15)	(11)

Total revenue (Tax-equivalent)	587	579	557	567	543	1	8
Provision for credit losses	2	(1)	5	(2)	(4)	—	—
Noninterest expense	146	157	160	157	134	(7)	9
Income taxes (Tax-equivalent)	160	154	143	151	151	4	6

Segment earnings	$279	269	249	261	262	4%	6

Performance and other data
Economic profit	$84	95	88	91	92	(12)%	(9)
Risk adjusted return on capital (RAROC)	17.05%	18.68	18.46	18.33	18.68	—	—
Economic capital, average	$5,486	4,972	4,791	4,894	4,782	10	15
Cash overhead efficiency ratio (Tax-equivalent)	24.94%	27.03	28.73	27.64	24.83	—	—
Average loans, net	$61,774	58,173	57,564	57,203	56,973	6	8
Average core deposits	$5,123	5,073	5,043	5,304	5,307	1%	(3)

Corporate Lending

Loans Outstanding

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Large corporate loans	$17,461	15,372	16,465	16,725	17,140	14%	2
Real estate financial services	34,342	33,348	32,445	31,661	31,125	3	10
Capital finance	9,971	9,453	8,654	8,817	8,708	5	15

Total loans outstanding	$61,774	58,173	57,564	57,203	56,973	6%	8

Net interest income of $430 million increased 3% on robust loan growth of 6% driven by large corporate loans, higher commercial real estate loans and continued strength in asset-based lending. Net interest income increased 6% from 3Q06 as average loan growth of 8% was partially offset by a 3% decline in deposits.

Fee and other income of $140 million declined 2% on lower domestic leasing results. Fee and other income increased 17% from 3Q06 on higher leasing and asset-based lending results.

Noninterest expense decreased 7% on lower salaries, revenue-based compensation and benefits expenses. Noninterest expense increased 9% from 3Q06 driven by higher revenue-based compensation, salaries and equipment expenses.

Page - 30

Wachovia 3Q07 Quarterly Earnings Report

INVESTMENT BANKING

This sub-segment includes Equity Capital Markets, M&A, Fixed Income Division, Loan Syndications and Principal Investing.

Investment Banking

Performance Summary

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Income statement data
Net interest income (Tax-equivalent)	$302	258	213	259	207	17%	46
Fee and other income	(321)	1,166	773	1,039	679	—	—
Intersegment revenue	(24)	(21)	(15)	(29)	(17)	(14)	41

Total revenue (Tax-equivalent)	(43)	1,403	971	1,269	869	—	—
Provision for credit losses	—	(1)	1	5	—	—	—
Noninterest expense	333	732	610	711	542	(55)	(39)
Income taxes (Tax-equivalent)	(139)	247	132	200	121	—	—

Segment earnings (loss)	$(237)	425	228	353	206	—%	—

Performance and other data
Economic profit	$(357)	322	136	262	127	—%	—
Risk adjusted return on capital (RAROC)	(24.47)%	47.42	28.31	45.19	29.35	—	—
Economic capital, average	$3,985	3,538	3,186	3,055	2,726	13	46
Cash overhead efficiency ratio (Tax-equivalent)	(826.42)%	52.28	62.91	56.03	62.32	—	—
Average loans, net	$10,384	9,025	7,525	7,425	6,137	15	69
Average core deposits	$10,851	10,536	9,209	9,002	8,534	3%	27

Investment Banking
	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Total revenue
Fixed income global rate products	$131	149	123	120	119	(12)%	10
Fixed income credit products (Excluding loan portfolio)	(144)	219	207	169	149	—	—
Fixed income structured products/other	(623)	507	453	657	421	—	—

Total fixed income	(636)	875	783	946	689	—	—
Principal investing	361	301	43	141	93	20	—
Total equities/M&A/other	232	227	145	182	87	2	—

Total revenue	(43)	1,403	971	1,269	869	—	—

Trading-related revenue
Net interest income (Tax-equivalent)	48	50	53	84	28	(4)	71
Trading account profits (losses)	(519)	190	115	32	122	—	—
Other fee income	72	61	51	66	75	18	(4)

Total net trading-related revenue (Tax-equivalent)	(399)	301	219	182	225	—	—

Principal investing balances
Direct investments	1,534	1,197	1,029	1,029	931	28	65
Fund investments	776	779	805	823	852	—	(9)

Total principal investing balances	$2,310	1,976	1,834	1,852	1,783	17%	30

Net interest income increased $44 million, or 17%, and 46% from 3Q06, reflecting higher average earning assets driven by growth in higher spread structured product warehouse assets and leveraged loans.

Fee and other income declined $1.5 billion from record 2Q07 levels driven by the fixed income market disruption resulting in $1.3 billion of valuation losses in fixed income structured product warehouses (commercial real estate, CDO/CLO and other structured products, and residential mortgage), lower of cost or market valuation losses on leveraged finance unfunded loan and bond commitments and funded loans, as well as lower origination results across most capital markets areas. Other income declined $810 million to a loss of $607 million driven by market disruption net valuation losses of $747 million. The market valuation-related losses included a $334 million lower of cost or market valuation loss in leveraged finance, $372 million of valuation losses in commercial mortgage-related sale/securitization results, and $41 million in consumer mortgage-related sale/securitization losses. Commercial mortgage-related sales/securitization results were down $523 million from 2Q07 on the above losses and lower transaction activity. Trading account losses of $519 million included $554 million in net market disruption-related valuation losses in structured products, partially offset by macro credit hedge gains. Advisory and underwriting revenue of $391 million decreased $53 million as growth in structured credit products was more than offset by declines in high grade, equities and loan syndications. Principal investing fees increased $75 million from 2Q07, and included a $270 million unrealized gain relating to the sale of a minority interest in a portion of our direct portfolio, partially offset by lower results in the public portfolio. Fee and other income declined $1.0 billion from 3Q06 as losses in trading and other losses resulting from the market disruption more than offset higher principal investing and advisory and underwriting results.

Page - 31

Wachovia 3Q07 Quarterly Earnings Report

Noninterest expense decreased 55% and 39% from 3Q06 on lower revenue-based incentives.

The following provides additional detail on the business line components of the preceding income statement discussion.

Investment Banking

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Total revenue
Investment banking (a)	$74	468	428	454	306	(84)%	(76)
Capital markets (b)	(478)	634	500	674	470	—	—
Principal investing	361	301	43	141	93	20	—

Total revenue	$(43)	1,403	971	1,269	869	—%	—

(a)	Activities relating to corporate customers.
(b)	Activities relating to institutional clients.

Total Revenue declined to a loss of $43 million in the quarter, down $1.4 billion from record 2Q07 results. Investment banking revenue of $74 million declined 84% as higher origination results in structured products and global rates were more than offset by $334 million in lower of cost or market valuation losses on leveraged finance commitments, in addition to lower equity private placements, loan syndications, equities and high grade origination results. Capital markets losses of $478 million resulted from the market disruption losses recognized in the quarter. Principal investing results were $60 million higher than 2Q07 and included $270 million in unrealized gains relating to the sale of a minority interest in a portion of our direct portfolio.

Page - 32

Wachovia 3Q07 Quarterly Earnings Report

TREASURY AND INTERNATIONAL TRADE FINANCE

This sub-segment includes Treasury Services, International Correspondent Banking and Trade Finance.

Treasury and International Trade Finance

Performance Summary

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Income statement data
Net interest income (Tax-equivalent)	$105	99	91	105	98	6%	7
Fee and other income	202	196	194	193	199	3	2
Intersegment revenue	(32)	(34)	(33)	(33)	(33)	(6)	(3)

Total revenue (Tax-equivalent)	275	261	252	265	264	5	4
Provision for credit losses	(1)	—	—	—	—	—	—
Noninterest expense	176	179	179	175	164	(2)	7
Income taxes (Tax-equivalent)	37	30	26	34	35	23	6

Segment earnings	$63	52	47	56	65	21%	(3)

Performance and other data
Economic profit	$49	39	34	43	51	26%	(4)
Risk adjusted return on capital (RAROC)	56.50%	48.73	43.73	50.90	59.93	—	—
Economic capital, average	$426	417	418	428	413	2	3
Cash overhead efficiency ratio (Tax-equivalent)	64.16%	68.43	70.90	66.27	61.72	—	—
Average loans, net	$10,784	9,520	8,261	8,061	7,791	13	38
Average core deposits	$21,066	20,911	19,783	18,034	17,735	1%	19

Net interest income of $105 million increased 6% driven by 13% growth in international trade finance average loans as well as a 1% increase in average core deposits. Net interest income was up 7% from 3Q06 on a 38% increase in average loans and 19% growth in average core deposits.

Fee and other income of $202 million grew 3%, and increased 2% from 3Q06, on higher trade finance fees and treasury services service charges.

Noninterest expense was down 2% on lower travel expense. Noninterest expense increased 7% from 3Q06 on higher salaries, revenue-based compensation and benefits expense.

The Treasury Services business is managed in the Corporate and Investment Bank. Product revenues and earnings are also realized in other business lines within the company, including the General Bank and Wealth Management. Total treasury services product revenues for the company were $706 million in 3Q07 vs. $684 million in 2Q07 and $697 million in 3Q06.

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Wachovia 3Q07 Quarterly Earnings Report

CAPITAL MANAGEMENT

This segment includes Retail Brokerage Services and Asset Management.

(See Table on Page 13)

RETAIL BROKERAGE SERVICES

This sub-segment consists of the retail brokerage, and annuity and reinsurance businesses.

Retail Brokerage Services

Performance Summary

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Income statement data
Net interest income (Tax-equivalent)	$264	258	258	256	251	2%	5
Fee and other income	1,166	1,193	1,174	1,098	991	(2)	18
Intersegment revenue	(7)	(11)	(8)	(8)	(7)	36	—

Total revenue (Tax-equivalent)	1,423	1,440	1,424	1,346	1,235	(1)	15
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	1,025	1,065	1,010	996	904	(4)	13
Income taxes (Tax-equivalent)	146	138	150	128	122	6	20

Segment earnings	$252	237	264	222	209	6%	21

Performance and other data
Economic profit	$216	200	227	187	176	8%	23
Risk adjusted return on capital (RAROC)	75.49%	70.25	79.52	68.32	69.13	—	—
Economic capital, average	$1,328	1,353	1,345	1,287	1,204	(2)	10
Cash overhead efficiency ratio (Tax-equivalent)	72.01%	74.06	70.84	74.05	73.24	—	—
Average loans, net	$2,106	1,646	1,521	1,399	1,210	28	74
Average core deposits	$31,071	30,857	31,405	29,849	29,866	1%	4

Net interest income of $264 million increased 2% and 5% from 3Q06 reflecting improving deposit spreads.

Fee and other income of $1.2 billion decreased 2% as higher managed account and other asset-based fees were more than offset by lower equity syndicate activity. Fee and other income also decreased due to lower valuations on investments used to fund deferred compensation plans (essentially offset by related expenses). Fee and other income increased 18% from 3Q06 driven by higher managed account and other asset-based fees and increased brokerage transaction activity.

Noninterest expense of $1.0 billion decreased 4% driven by lower deferred compensation, corporate overhead, incentives and overall strong expense management. Noninterest expense increased 13% from 3Q06 due to an increase in commissions, corporate overhead and incentives.

Retail Brokerage Transaction

The Retail Brokerage Services sub-segment results shown in the above table include 100% of the results of the Wachovia Securities retail brokerage transaction, which is the combination of Wachovia and Prudential Financial’s retail brokerage operations. The entity is a consolidated subsidiary of Wachovia Corporation for GAAP purposes. Wachovia Corporation owns 62% of Wachovia Securities retail brokerage and Prudential Financial, Inc. owns 38%. Prudential Financial’s minority interest is included in minority interest reported in the Parent (see page 36) and in Wachovia Corporation’s consolidated statements of income on a GAAP basis, which differs from our segment reporting as noted on pages 4 and 17. For the three months ended September 30, 2007, Prudential Financial’s pre-tax minority interest on a GAAP basis was $99 million.

The Retail Brokerage Services sub-segment results reported in the above table also include our Insurance Services business, as well as additional corporate allocations that are not included in the Wachovia Securities Financial Holdings results.

Page - 34

Wachovia 3Q07 Quarterly Earnings Report

ASSET MANAGEMENT

This sub-segment consists of the mutual fund business and customized investment advisory services, including retirement services.

Asset Management

Performance Summary

	2007			2006		3Q07 vs 2Q07	3Q07 vs 3Q06
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Income statement data
Net interest income (Tax-equivalent)	$7	5	4	2	2	40%	—
Fee and other income	244	312	272	244	228	(22)	7
Intersegment revenue	(1)	—	—	—	—	—	—

Total revenue (Tax-equivalent)	250	317	276	246	230	(21)	9
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	217	235	231	208	197	(8)	10
Income taxes (Tax-equivalent)	12	29	17	14	12	(59)	—

Segment earnings	$21	53	28	24	21	(60)%	—

Performance and other data
Economic profit	$14	46	21	17	15	(70)%	(7)
Risk adjusted return on capital (RAROC)	35.62%	81.01	45.49	42.85	40.27	—	—
Economic capital, average	$232	262	249	220	208	(11)	12
Cash overhead efficiency ratio (Tax-equivalent)	86.87%	73.77	84.03	84.80	85.53	—	—
Average loans, net	$36	17	33	20	25	—	44
Average core deposits	$418	364	278	251	248	15%	69

Fee and other income of $244 million declined 22% driven by a $40 million valuation loss relating to the purchase of certain asset-backed commercial paper investments from Evergreen money market funds as well as lower performance fees. Fee and other income increased 7% from 3Q06 driven by the ECM acquisition and growth in assets under management, partially offset by the $40 million valuation loss.

Noninterest expense of $217 million decreased 8% driven by lower incentives and corporate overhead. Noninterest expense increased 10% from 3Q06 driven by the ECM acquisition and higher corporate overhead, partially offset by merger efficiencies associated with the 2Q06 acquisition of Ameriprise’s 401(k) record-keeping business.

Total Assets Under Management (AUM)

	2007						2006				3Q07 vs 2Q07	3Q07 vs 3Q06
	Third Quarter		Second Quarter		First Quarter		Fourth Quarter		Third Quarter
(In billions)	Amount	Mix	Amount	Mix	Amount	Mix	Amount	Mix	Amount	Mix
Equity	$85	30%	$85	30%	$107	34%	$104	37%	$96	38%	(1)%	(12)
Fixed income	137	48	135	48	143	45	114	41	107	42	2	29
Money market	63	22	61	22	65	21	61	22	50	20	3	27
Total assets under management (a)	$285	100%	$281	100%	$315	100%	$279	100%	$253	100%	1	13
Securities lending	57	—	64	—	56	—	57	—	50	—	(11)	14
Total assets under management and securities lending	$342	—	$345	—	$371	—	$336	—	$303	—	(1)%	13

(a)	Includes $46 billion in assets managed for Wealth Management, which are also reported in that segment.

Mutual Funds (AUM)

	2007										3Q07 vs 2Q07	3Q07 vs 3Q06
	Third Quarter		Second Quarter		First Quarter		Fourth Quarter		Third Quarter
(In billions)	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix
Equity	$38	34%	$38	35%	$37	34%	$36	33%	$33	34%	—%	15
Fixed income	20	18	22	20	23	21	23	21	22	23	(9)	(9)
Money market	53	48	49	45	50	45	49	46	41	43	8	29

Total mutual fund assets	$111	100%	$109	100%	$110	100%	$108	100%	$96	100%	2%	16

Total assets under management increased $4.0 billion, or 1%, driven by $2.4 billion in net asset inflows and $1.6 billion in market appreciation. AUM growth of 13% from 3Q06 was due to $29.4 billion from acquisitions, the retention of $17.8 billion of assets previously held in the Parent, $12.9 billion in market appreciation and $7.1 billion in net asset inflows. The growth in AUM from 3Q06 was partially offset by the $34.5 billion change in investment discretion responsibility on previously co-managed, nonproprietary assets now solely managed by Wealth Management.

Capital Management Eliminations

In addition to the above sub-segments, Capital Management results include eliminations among business units. Certain brokerage commissions earned on mutual fund sales by our brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. In 3Q07, brokerage revenue and expense eliminations were a reduction of $2 million and $4 million, respectively.

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Wachovia 3Q07 Quarterly Earnings Report

PARENT

This sub-segment includes the central money book, investment portfolio, some consumer real estate and mortgage assets, minority interest in consolidated subsidiaries, the cross-border leveraged lease portfolio, businesses being wound down or divested, other intangible amortization and eliminations.

Parent

Performance Summary

	2007			2006		3Q07 vs 2Q07		3Q07 vs 3Q06
(Dollars in millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Income statement data
Net interest income (Tax-equivalent)	$(193)	(128)	(44)	(71)	(89)	51%		—
Fee and other income	178	28	96	121	167	—		7
Intersegment revenue	(2)	2	1	4	—	—		—

Total revenue (Tax-equivalent)	(17)	(98)	53	54	78	(83)		—
Provision for credit losses	187	19	15	55	(10)	—		—
Noninterest expense	178	170	168	452	200	5		(11)
Minority interest	189	139	136	124	104	36		82
Income taxes (Tax-equivalent)	(388)	(263)	(279)	(348)	(188)	48		—

Segment earnings (loss)	$(183)	(163)	13	(229)	(28)	12%		—

Performance and other data
Economic profit (loss)	$(66)	(155)	29	(200)	(63)	(57	) %	5
Risk adjusted return on capital (RAROC)	(0.79)%	(16.46)	15.95	(16.36)	2.53	—		—
Economic capital, average	$2,201	2,262	2,404	2,912	2,955	(3)		(26)
Cash overhead efficiency ratio (Tax-equivalent)	(458.46)%	(66.36)	94.29	583.29	141.26	—		—
Lending commitments	$529	569	503	507	457	(7)		16
Average loans, net	25,930	27,460	28,796	29,135	27,236	(6)		(5)
Average core deposits	$3,149	2,757	2,132	2,523	4,520	14		(30)
FTE employees	24,363	23,921	25,089	24,881	23,887	2%		2

Net interest income declined $65 million as the benefits of funds transfer pricing and average earning asset growth were more than offset by growth in long-term debt and higher wholesale funding spreads. Results reflect the liability sensitive nature of our securities portfolio and wholesale funding operations, which serves to hedge our asset sensitive core business activities. Net interest income declined $104 million from 3Q06 as the benefits to the Parent of funds transfer pricing (see page 17 for description), as well as average earning asset growth were more than offset by lower hedge-related derivative income and the compression of spreads in the funding of securities, in part due to the effects of higher liquidity levels in response to the market disruption.

Fee and other income increased $150 million as higher trading account profits and higher advisory and underwriting fees were partially offset by lower securities gains. Fee and other income increased 7% from 3Q06 driven by higher trading profits.

Provision for credit losses increased $168 million, and was up $197 million from 3Q06, reflecting a modest deterioration in credit quality, a $75 million increase in unallocated reserves as well as loan growth.

Noninterest expense increased $8 million as higher sundry expense, reflecting higher legal costs, was only partially offset by lower revenue-based compensation expense.

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Wachovia 3Q07 Quarterly Earnings Report

ASSET QUALITY

(See Table on Page 14)

ALLOWANCE FOR CREDIT LOSSES

Asset Quality

	2007			2006		3Q07	3Q07
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	vs 2Q07	vs 3Q06
Allowance for credit losses (a)
Balance, beginning of period	$3,552	3,533	3,514	3,163	3,186	1%	11
Provision for credit losses	381	168	175	204	118	—	—
Provision for credit losses relating to loans transferred to loans held for sale or sold	3	4	1	7	(4)	(25)	—
Provision for credit losses for unfunded lending commitments	24	7	1	(5)	(6)	—	—
Loan losses:
Commercial, financial and agricultural	(41)	(39)	(34)	(32)	(25)	5	64
Commercial real estate - construction and mortgage	(5)	(4)	(6)	(10)	(2)	25	—

Total commercial	(46)	(43)	(40)	(42)	(27)	7	70
Real estate secured	(59)	(40)	(33)	(29)	(25)	48	—
Student loans	(5)	(2)	(3)	(5)	(5)	—	—
Installment and other loans (b)	(168)	(138)	(142)	(135)	(119)	22	41

Total consumer	(232)	(180)	(178)	(169)	(149)	29	56

Total loan losses	(278)	(223)	(218)	(211)	(176)	25	58
Loan recoveries:
Commercial, financial and agricultural	9	15	9	27	14	(40)	(36)
Commercial real estate - construction and mortgage	3	—	3	1	1	—	—

Total commercial	12	15	12	28	15	(20)	(20)
Real estate secured	12	11	6	7	9	9	33
Student loans	3	—	1	3	1	—	—
Installment and other loans (b)	45	47	44	33	35	(4)	29

Total consumer	60	58	51	43	45	3	33

Total loan recoveries	72	73	63	71	60	(1)	20

Net charge-offs	(206)	(150)	(155)	(140)	(116)	37	78
Balance of acquired entities at purchase date	—	—	—	303	—	—	—
Allowance relating to loans acquired, transferred to loans held for sale or sold	(63)	(10)	(3)	(18)	(15)	—	—

Balance, end of period	$3,691	3,552	3,533	3,514	3,163	4%	17

Allowance for credit losses:
Allowance for loan losses	$3,505	3,390	3,378	3,360	3,004	3%	17
Reserve for unfunded lending commitments	186	162	155	154	159	15	17

Total allowance for credit losses	$3,691	3,552	3,533	3,514	3,163	4%	17

Allowance for loan losses
as % of loans, net	0.78%	0.79	0.80	0.80	1.03	—	—
as % of nonaccrual and restructured loans (c)(d)	135	182	213	272	520	—	—
as % of nonperforming assets (c)	120	164	194	246	396	—	—
Allowance for credit losses
as % of loans, net	0.82%	0.83	0.84	0.84	1.09	—	—

Net charge-offs as a % of average loans, net (e)
Commercial, financial and agricultural	0.10%	0.07	0.08	0.02	0.04	—	—
Commercial real estate - construction and mortgage	0.02	0.04	0.04	0.10	0.02	—	—

Total commercial	0.08	0.07%	0.07	0.04	0.03	—	—
Real estate secured	0.08	0.05	0.05	0.04	0.06	—	—
Student loans	0.14	0.07	0.10	0.09	0.14	—	—
Installment and other loans (b)	1.99	1.47	1.67	1.79	1.58	—	—

Total consumer	0.27	0.19%	0.20	0.19	0.32	—	—

Total, as % of average loans, net	0.19%	0.14	0.15	0.14	0.16	—	—

Consumer real estate secured net charge-offs:
First lien	$(32)	(17)	(15)	(15)	(10)	88%	—
Second lien	(15)	(12)	(12)	(7)	(6)	25	—

Total consumer real estate secured net charge-offs	$(47)	(29)	(27)	(22)	(16)	62%	—

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(b)	Principally auto loans.
(c)	These ratios do not include nonperforming assets included in loans held for sale.
(d)	Restructured loans are not significant.
(e)	Annualized.

Net charge-offs in the loan portfolio of $206 million increased $56 million, or 37%, driven by growth in auto, reflecting some seasonality, as well as growth in consumer real estate and commercial. As a percentage of average net loans, annualized net charge-offs increased 5 basis points to 0.19%. Commercial net charge-offs increased 1 bp to 0.08% of loans, and consumer net charge-offs increased 8 bps to 0.27%, with installment loans, primarily auto, increasing to 1.99% and consumer real estate increasing modestly to 0.08%. Overall, gross charge-offs of $278 million rose $55 million due to the above factors and were partially offset by recoveries of $72 million, essentially flat with 2Q07. Net charge-offs increased $90 million from 3Q06 driven by higher auto, consumer real estate and commercial losses.

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Wachovia 3Q07 Quarterly Earnings Report

Provision for credit losses of $408 million reflects a modest deterioration in credit quality, a $75 million increase in unallocated reserves relating to a more uncertain credit environment as well as loan growth, somewhat offset by an $88 million reduction in the allowance based on correction of an error in the consumer formula-based component for overdrafts which related to prior periods.

Allowance for credit losses increased $139 million to $3.7 billion, reflecting a modest deterioration in credit quality, a $75 million increase in unallocated reserves as well as loan growth, partially offset by an $88 million reduction in the allowance based on correction of an error in the consumer formula-based component for overdrafts which related to prior periods and the transfer of $63 million of reserves largely related to the transfer of $1.6 billion of credit card receivables to loans held for sale. As a percentage of loans, the allowance for loan losses of 0.78% and the allowance for credit losses of 0.82% were relatively stable. The reserve for unfunded lending commitments, which includes unfunded loans and standby letters of credit, increased 15% to $186 million due to increased volume as well as a modest increase in risk. The allowance for loan losses to nonperforming loans ratio was 135%, down from 182% in 2Q07 and 520% in 3Q06, largely reflecting growth in consumer real estate nonaccrual loans, including the impact of Golden West, which have historically demonstrated a relatively low loss content as well as higher commercial real estate nonaccrual loans.

NONPERFORMING ASSETS

Nonperforming Assets

	2007			2006		3Q07	3Q07
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	vs 2Q07	vs 3Q06
Nonaccrual Loans
Commercial:
Commercial, financial and agricultural	$354	318	303	226	275	11%	29
Commercial real estate - construction and mortgage	289	161	117	93	80	80	—

Total commercial	643	479	420	319	355	34	81

Consumer:
Real estate secured:
First lien	1,865	1,293	1,076	868	183	44	—
Second lien	41	43	37	32	30	(5)	37
Installment and other loans (a)	45	42	51	15	10	7	—

Total consumer	1,951	1,378	1,164	915	223	42	—

Total nonaccrual loans	2,594	1,857	1,584	1,234	578	40	—

Foreclosed properties (b)	334	207	155	132	181	61	85

Total nonperforming assets	$2,928	2,064	1,739	1,366	759	42	—
As % of loans, net, and foreclosed properties (c)	0.65%	0.48	0.41	0.32	0.26	—	—
Nonperforming assets included in loans held for sale
Commercial	$—	—	1	1	9	—	—
Consumer	59	42	25	15	14	40	—

Total nonperforming assets included in loans held for sale	59	42	26	16	23	40	—

Nonperforming assets included in loans and in loans held for sale	$2,987	2,106	1,765	1,382	782	42	—
As % of loans, net, foreclosed properties and loans held for sale (d)	0.63%	0.47	0.40	0.32	0.26	—	—

Past due loans, 90 days and over, and nonaccrual loans
Accruing loans past due 90 days and over	$590	562	555	650	666	5	(11)
Nonaccrual loans	2,594	1,857	1,584	1,234	578	—	—

Total past due loans 90 days and over, and nonaccrual loans	$3,184	2,419	2,139	1,884	1,244	32%	—
Commercial, as a % of loans, net	0.38%	0.31	0.28	0.23	0.28	—	—
Consumer, as a % of loans, net	0.95%	0.74	0.66	0.59	0.61	—	—

(a)	Principally auto loans; nonaccrual status does not apply to student loans.
(b)	Restructured loans are not significant.
(c)	These ratios do not include nonperforming assets included in loans held for sale.
(d)	These ratios reflect nonperforming assets included in loans held for sale.

Nonperforming loans in the loan portfolio of $2.6 billion increased $737 million driven by increases in consumer and commercial real estate and rose $2.0 billion from 3Q06, largely reflecting the addition of Golden West.

Commercial nonaccruals of $643 million increased 34% from 2Q07 driven by commercial real estate; up 81% from 3Q06. New commercial nonaccrual inflows were $298 million, up $93 million. Consumer nonaccruals of $2.0 billion increased 42%, largely on consumer real estate. At the end of 3Q07 the average LTV of the consumer real estate nonaccrual loan portfolio was 76%.

Foreclosed properties increased $217 million, primarily on increases in consumer real estate.

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Wachovia 3Q07 Quarterly Earnings Report

MERGER INTEGRATION UPDATE

Estimated Merger Expenses

In connection with the Golden West merger, which closed on October 1, 2006, we began recording certain merger-related and restructuring expenses in our income statement, as well as purchase accounting adjustments to record Golden West’s assets and liabilities at their respective fair values as of October 1, 2006, and certain exit costs related to Golden West’s businesses. As of September 30, 2007, net merger-related and restructuring expenses were $94 million and exit cost purchase accounting adjustments, which are now final, were $214 million.

The following table indicates our progress compared with the estimated merger expenses for the transaction.

Golden West Transaction

One-time Costs

(In millions)	Net Merger- Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments (b)	Total
Total estimated costs and expenses (a)	$288	192	480

Actual expenses
Third quarter 2007	$32	76	108
Second quarter 2007	20	22	42
First quarter 2007	2	75	77
Total 2006	40	41	81

Total actual expenses	$94	214	308

(a)	Represents the original estimate at the time of the deal announcement.
(b)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to Golden West’s business. Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant Golden West acquired facilities. These adjustments are reflected in goodwill and are not charges against income.

The total one-time costs for this transaction are the sum of total merger-related and restructuring expenses as reported in the following Merger-Related and Restructuring Expenses table and total pre-tax exit cost purchase accounting adjustments (together, one-time costs) as detailed in the Goodwill and Other Intangibles table on the following page.

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Wachovia 3Q07 Quarterly Earnings Report

MERGER-RELATED AND RESTRUCTURING EXPENSES

Merger-Related and Restructuring Expenses

(Income Statement Impact)

	2007			2006
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Total Golden West merger-related and restructuring expenses	$32	20	2	37	3
Total SouthTrust merger-related and restructuring expenses	—	—	(2)	—	—
Total HomEq merger-related and restructuring expenses	—	2	—	(2)	24
Other merger-related and restructuring expenses	4	10	10	14	11

Net merger-related and restructuring expenses	36	32	10	49	38
Income tax (benefit)	(14)	(12)	(4)	(20)	(13)

After-tax net merger-related and restructuring expenses	$22	20	6	29	25

GOODWILL AND OTHER INTANGIBLES

Under purchase accounting, the assets and liabilities of Golden West were recorded at their respective fair values as of October 1, 2006, as if they had been purchased in the open market. The purchase accounting adjustments associated with Golden West were final as of September 30, 2007. The premiums and discounts that resulted from the purchase accounting adjustments to financial instruments are accreted/amortized into income/expense over the estimated terms of the respective assets and liabilities, similar to the purchase of a bond at a premium or discount. This results in a market yield in the income statement for those assets and liabilities. Assuming a stable market environment from the date of purchase, we would expect that as these assets and liabilities mature, they could generally be replaced with instruments of similar yields.

Goodwill and Other Intangibles Created by the Golden West Transaction

	2007			2006
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Purchase price less former Golden West ending tangible stockholders’ equity as of October 1, 2006	$14,543	14,543	14,543	14,543

Fair value purchase accounting adjustments (a)
Financial assets	827	827	827	827
Premises and equipment	3	—	—	—
Financial liabilities	107	107	107	107
CRE	(100)	(100)	(100)	(106)
Other	3	2	(6)	37
Income taxes	(403)	(402)	(313)	(327)

Total fair value purchase accounting adjustments	437	434	515	538

Exit cost purchase accounting adjustments (b)
Personnel and employee termination benefits	161	96	87	12
Occupancy and equipment	22	11	—	—
Other	31	31	29	29

Total pre-tax exit costs	214	138	116	41
Income taxes	(70)	(42)	(34)	(7)

Total after-tax exit cost purchase accounting adjustments (One-time costs)	144	96	82	34

Total purchase intangibles	15,124	15,073	15,140	15,115
Core deposit base and customer relationship intangibles (Net of income taxes)	246	258	259	261

Goodwill, end of period	$14,878	14,815	14,881	14,854

(a)	These amounts represent fair value adjustments to adjust assets and liabilities of the former Golden West to their fair values as of October 1, 2006.
(b)	These adjustments represent incremental costs relating to combining the two companies and are specifically attributable to those businesses of the former Golden West.

In 3Q07, we recorded $3 million in after-tax fair value purchase accounting adjustments, bringing total after-tax fair value purchase accounting adjustments related to Golden West to $437 million at September 30, 2007. In 3Q07, we recorded $48 million in after-tax exit costs, principally comprising severance, bringing total net after-tax exit costs to $144 million at September 30, 2007. The purchase accounting adjustments associated with Golden West were final as of September 30, 2007.

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Wachovia 3Q07 Quarterly Earnings Report

EXPLANATION OF OUR USE OF CERTAIN NON-GAAP FINANCIAL MEASURES

In addition to results presented in accordance with GAAP, this quarterly earnings report includes certain non-GAAP financial measures, including those presented on pages 4 and 6 under the captions “Earnings Reconciliation”, and “Other Financial Measures”, with the sub-headings – “Earnings excluding merger-related and restructuring expenses” – “Earnings excluding merger-related and restructuring expenses, and discontinued operations” and – “Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations”, and which are reconciled to GAAP financial measures on pages 41-45. In addition, in this quarterly earnings report certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses and discontinued operations permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia’s management makes recommendations to its board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, other intangible amortization, discontinued operations and the cumulative effect of a change in accounting principle, and has communicated certain dividend payout ratio goals to investors on this basis. Management believes this payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor Wachovia’s dividend payout policy. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

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Wachovia 3Q07 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2007			2006
(In millions)	*	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Income from continuing operations
Net income (GAAP)	A	$1,690	2,341	2,302	2,301	1,877
Discontinued operations, net of income taxes (GAAP)		—	—	—	(46)	—

Income from continuing operations (GAAP)		1,690	2,341	2,302	2,255	1,877
Merger-related and restructuring expenses (GAAP)		22	20	6	29	25

Earnings excluding merger-related and restructuring expenses, and discontinued operations	B	1,712	2,361	2,308	2,284	1,902
Other intangible amortization (GAAP)		60	66	76	90	59

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C	$1,772	2,427	2,384	2,374	1,961

Return on average common stockholders’ equity
Average common stockholders’ equity (GAAP)	D	$69,857	69,317	69,320	69,725	50,143
Merger-related and restructuring expenses (GAAP)		36	14	1	95	70
Discontinued operations (GAAP)		—	—	—	(8)	—

Average common stockholders’ equity, excluding merger-related and restructuring expenses, and discontinued operations	E	69,893	69,331	69,321	69,812	50,213
Average intangible assets (GAAP)	F	(40,198)	(40,328)	(40,263)	(39,979)	(24,943)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	G	$29,695	29,003	29,058	29,833	25,270

Return on average common stockholders’ equity
GAAP	A/D	9.60%	13.54	13.47	13.09	14.85
Excluding merger-related and restructuring expenses, and discontinued operations	B/E	9.72	13.66	13.50	12.98	15.02
Return on average tangible common stockholders' equity
GAAP	A/D+F	22.61	32.38	32.14	30.68	29.55
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C/G	23.67%	33.57	33.27	31.58	30.79

Table continued on next page.

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Wachovia 3Q07 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON - GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2007			2006
(In millions)	*	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Return on average assets
Average assets (GAAP)	H	$729,004	704,773	691,029	698,687	555,164
Average intangible assets (GAAP)		(40,198)	(40,328)	(40,263)	(39,979)	(24,943)

Average tangible assets (GAAP)	I	$688,806	664,445	650,766	658,708	530,221

Average assets (GAAP)		$729,004	704,773	691,029	698,687	555,164
Merger-related and restructuring expenses (GAAP)		36	14	1	95	70
Discontinued operations (GAAP)		—	—	—	(8)	—

Average assets, excluding merger-related and restructuring expenses, and discontinued operations	J	729,040	704,787	691,030	698,774	555,234
Average intangible assets (GAAP)		(40,198)	(40,328)	(40,263)	(39,979)	(24,943)

Average tangible assets, excluding merger- related and restructuring expenses, and discontinued operations	K	$688,842	664,459	650,767	658,795	530,291

Return on average assets
GAAP	A/H	0.92%	1.33	1.35	1.31	1.34
Excluding merger-related and restructuring expenses, and discontinued operations	B/J	0.93	1.34	1.35	1.30	1.36
Return on average tangible assets
GAAP	A/I	0.97	1.41	1.43	1.39	1.40
Excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	C/K	1.02%	1.47	1.49	1.43	1.47

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 42 through 45 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

Table continued on next page.

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Wachovia 3Q07 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2007			2006
(In millions)	*	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Overhead efficiency ratios
Noninterest expense (GAAP)	L	$4,374	4,856	4,588	4,931	4,045
Merger-related and restructuring expenses (GAAP)		(36)	(32)	(10)	(49)	(38)

Noninterest expense, excluding merger-related and restructuring expenses	M	4,338	4,824	4,578	4,882	4,007
Other intangible amortization (GAAP)		(92)	(103)	(118)	(141)	(92)

Noninterest expense, excluding merger-related and restructuring expenses, and other intangible amoritization	N	$4,246	4,721	4,460	4,741	3,915

Net interest income (GAAP)		$4,551	4,449	4,500	4,577	3,541
Tax-equivalent adjustment		33	38	37	35	37

Net interest income (Tax-equivalent)		4,584	4,487	4,537	4,612	3,578
Fee and other income (GAAP)		2,761	4,206	3,701	3,980	3,465

Total	O	$7,345	8,693	8,238	8,592	7,043

Retail Brokerage Services, excluding insurance
Noninterest expense (GAAP)	P	$1,011	1,052	995	984	893

Net interest income (GAAP)		$257	251	252	249	246
Tax-equivalent adjustment		—	—	—	—	—

Net interest income (Tax-equivalent)		257	251	252	249	246
Fee and other income (GAAP)		1,139	1,161	1,146	1,073	970

Total	Q	$1,396	1,412	1,398	1,322	1,216

Overhead efficiency ratios
GAAP	L/O	59.55%	55.85	55.70	57.38	57.44
Excluding merger-related and restructuring expenses	M/O	59.07	55.48	55.57	56.81	56.90
Excluding merger-related and restructuring expenses, and brokerage	M-P/O-Q	55.93	51.79	52.39	53.61	53.42
Excluding merger-related and restructuring expenses, and other intangible amoritization	N/O	57.83	54.29	54.15	55.17	55.60
Excluding merger-related and restructuring expenses, other intangible amoritization and brokerage	N-P/O-Q	54.39%	50.37	50.67	51.67	51.85

Table continued on next page.

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Wachovia 3Q07 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures

		2007			2006
(In millions, except per share data)	*	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Operating leverage
Operating leverage (GAAP)		$(868)	189	(13)	665	1
Merger-related and restructuring expenses (GAAP)		4	21	(38)	10	15

Operating leverage, excluding merger-related and restructuring expenses		(864)	210	(51)	675	16
Other intangible amortization (GAAP)		(12)	(13)	(24)	50	(8)

Operating leverage, excluding merger-related and restructuring expenses, and other intangible amoritization		$(876)	197	(75)	725	8

Dividend payout ratios on common shares
Dividends paid per common share	R	$0.64	0.56	0.56	0.56	0.56

Diluted earnings per common share (GAAP)	S	$0.89	1.22	1.20	1.20	1.17
Merger-related and restructuring expenses (GAAP)		0.01	0.01	—	0.01	0.02
Other intangible amortization (GAAP)		0.03	0.04	0.04	0.05	0.04
Discontinued operations (GAAP)		—	—	—	(0.02)	—

Diluted earnings per common share, excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	T	$0.93	1.27	1.24	1.24	1.23

Dividend payout ratios
GAAP	R/S	71.91%	45.90	46.67	46.67	47.86
Excluding merger-related and restructuring expenses, other intangible amoritization and discontinued operations	R/T	68.82%	44.09	45.16	45.16	45.53

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 42 through 45 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

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Wachovia 3Q07 Quarterly Earnings Report

SUPPLEMENTAL ILLUSTRATIVE COMBINED INFORMATION

The Quarterly Earnings Report contains references to certain information previously furnished to the Securities and Exchange Commission in Exhibit (99)(d) to Wachovia’s Current Report on Form 8-K dated January 23, 2007 (such furnished information, the “Supplemental Information”). The Supplemental Information shows (1) certain historical financial data for each of Wachovia and Golden West Financial Corporation and (2) similar combined illustrative information reflecting the merger of Golden West with Wachovia. The historical financial data show the financial results actually achieved by Wachovia and by Golden West for the periods indicated. The “Combined” illustrative information shows the illustrative effect of the merger under the purchase method of accounting hypothetically assuming the merger was consummated as of the applicable prior period, instead of October 1, 2006, the actual merger consummation date. In the case of the “Combined” illustrative information for the full year ended December 31, 2006, the standalone Golden West information represents the period from January 1, 2006 to September 30, 2006.

The “Combined” illustrative information is not prepared in accordance with generally accepted accounting principles (“GAAP”), although both the historical Wachovia and the historical Golden West financial information presented were prepared in accordance with GAAP. Wachovia believes the “Combined” illustrative information is useful to investors in understanding how the financial information of Wachovia and Golden West may have appeared on a combined basis had the two companies actually been merged as of the dates indicated and how the financial information of the General Bank segment and Retail and Small Business sub-segment of the new combined company may have appeared had the two companies actually been merged as of the dates indicated.

The “Combined” illustrative information includes estimated adjustments to record certain assets and liabilities of Golden West at their respective fair values and to record certain exit costs related to Golden West. The estimated adjustments are subject to updates as additional information becomes available and as additional analyses are performed. Certain other assets and liabilities of Golden West will also be subject to adjustment to their respective fair values, including additional intangible assets which may be identified. Pending more detailed analyses, no estimated adjustments are included for these assets and liabilities. Any change in the fair value of the net assets of Golden West will change the amount of the purchase price allocable to goodwill. In addition, the final adjustments may be materially different from the unaudited estimated adjustments presented. The “Combined” illustrative information cannot be reconciled to GAAP because many of the purchase accounting adjustments resulting from the merger are based upon valuations of assets as of the merger date and therefore cannot be ascertained for prior periods.

The costs associated with merger integration activities that impact certain Golden West systems, facilities and equipment, personnel and contractual arrangements were recorded as purchase accounting adjustments when the appropriate plans were implemented. Exit cost purchase accounting adjustments were $214 million ($144 million after tax). The costs associated with integrating systems and operations will be recorded as merger-related expenses based on the nature and timing of the related expenses, but generally will be recorded as the expenses are incurred. Restructuring expenses will be recorded based on the nature and timing of the expenses and generally will include merger integration activities that impact Wachovia systems, facilities and equipment, personnel and contractual arrangements. We currently expect merger-related and restructuring expenses will amount to $288 million ($176 million after tax) and will be incurred and reported through 2008.

We anticipate the merger will provide Wachovia with financial benefits that include increased revenue and reduced operating expenses, but these financial benefits are not reflected in the “Combined” illustrative information. Accordingly, the “Combined” illustrative information does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the period presented.

The information herein is based on historical financial information and related notes that Wachovia and Golden West have respectively presented in prior filings with the Securities and Exchange Commission. Shareholders are encouraged to review the historical financial information and related notes in connection with the “Combined” illustrative information.

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Wachovia 3Q07 Quarterly Earnings Report

CAUTIONARY STATEMENT

The foregoing materials and management’s discussion of them may contain, among other things, certain forward-looking statements with respect to Wachovia, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements regarding certain of Wachovia’s goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of Wachovia’s credit quality trends, (ii) statements relating to the benefits of the merger between Wachovia and A.G. Edwards, Inc. completed on October 1, 2007 (the “A.G. Edwards Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the A.G. Edwards Merger, (iii) statements relating to the benefits of the merger between Wachovia and Golden West Financial Corporation completed on October 1, 2006 (the “Golden West Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Golden West Merger, and (iv) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These forward-looking statements are based on the current beliefs and expectations of Wachovia’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia’s control). Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause Wachovia’s financial performance to differ materially from that expressed in such forward-looking statements: (1) the risk that the applicable businesses in connection with the A.G. Edwards Merger or the Golden West Merger will not be integrated successfully or such integrations may be more difficult, time-consuming or costly than expected; (2) the risk that expected revenue synergies and cost savings from the A.G. Edwards Merger or the Golden West Merger may not be fully realized or realized within the expected time frame; (3) the risk that revenues following the A.G. Edwards Merger or the Golden West Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the A.G. Edwards Merger or the Golden West Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the risk that the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (6) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (7) potential or actual litigation; (8) inflation, interest rate, market and monetary fluctuations; (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s brokerage and capital markets activities; (10) unanticipated regulatory or judicial proceedings or rulings; (11) the impact of changes in accounting principles; (12) adverse changes in financial performance and/or condition of Wachovia’s borrowers which could impact repayment of such borrowers’ outstanding loans; and (13) the impact on Wachovia’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts.

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning Wachovia, the A.G. Edwards Merger or the Golden West Merger or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.

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